UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2011

AllDigital Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-141676	20-5354797
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

2821 McGaw Irvine, CA	92614
(Address of Principal Executive Offices)	(Zip Code)

(949) 250-7340

Registrant's Telephone Number, Including Area Code:

Aftermarket Enterprises, Inc.

(Former name, former address, and formal fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

This Form 8-K/A (this “Amendment” or this “Report”) of AllDigital Holdings, Inc. (“AllDigital Holdings”) supplements the Form 8-K filed by AllDigital Holdings on August 5, 2011. The purpose of this Amendment is (a) to provide the Item 9.01 financial statement information required as a result of acquisition by AllDigital Holdings of AllDigital, Inc. (“AllDigital”) in a reverse triangular merger (the “Merger”) on July 29, 2011, and (b) in light of the fact that the shareholders, officers and directors of AllDigital now control AllDigital Holdings and intend to focus primarily on the AllDigital line of business, to provide business, management and other information with respect the post-Merger company.

Item 8.01	Other Events

[Disclosure Begins on Following Page]

TABLE OF CONTENTS

OUR BUSINESS	2

RISK FACTORS	15

MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	44

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	45

EXECUTIVE COMPENSATION	47

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	49

DESCRIPTION OF OUR CAPITAL STOCK	53

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS	57

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OUR BUSINESS

Forward-Looking Statements

This Report contains statements that constitute forward-looking statements.  Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “likely,” “believe,” “intend” or “expect” or similar words.  When considering such forward-looking statements, you should keep in mind the risk factors noted in the section of this Report entitled “Risk Factors” and other cautionary statements throughout this Report.  You should also keep in mind that all forward-looking statements are based on management’s existing beliefs about present and future events outside of management’s control and on assumptions that may prove to be incorrect.

Merger of Aftermarket Enterprises, Inc. and AllDigital, Inc.

AllDigital Holdings acquired all of the assets and operations of AllDigital in the Merger that was effected on July 29, 2011. AllDigital Holdings was named “Aftermarket Enterprises, Inc” at the time and subsequently changed its name to AllDigital Holdings, Inc. on August 25, 2011. Throughout this Report, AllDigital Holdings and AllDigital, as a consolidated entity, are referred to as the “Company”, “we” or “us”. To the extent we need to distinguish AllDigital Holdings from AllDigital, we refer to AllDigital Holdings as “AllDigital Holdings” and to AllDigital as “AllDigital.” To the extent we refer to the operations of AllDigital Holdings prior to the Merger or the automotive accessories business conducted by AllDigital Holdings prior to the Merger, we refer to AllDigital Holdings by its former name “Aftermarket”.

As of this date of this Report, we have two business lines: AllDigital’s digital services business and Aftermarket’s automotive accessories business. Going forward, we expect our focus to be on AllDigital’s digital services business and expect to dispose of the automotive accessories business historically conducted by Aftermarket.

Our Digital Services Business

Certain Technical Terms

In this Report, we use certain technical terms to describe our business, which terms are important to an understanding of our business, including the following:

•	“Apps” are software applications that operate on a Device, and which can act as the front-end of a remotely hosted, cloud-based Digital Service.

•	“Devices” are Internet-connected devices, including without limitation smartphones, tablet computers, desktop and laptop computers, game consoles, televisions, home theatre systems, streaming players, “smart” appliances, and digital signage.

•	“Digital Services” are remotely hosted, cloud-based software applications intended for use on, interactivity with, and the delivery of digital media to or from, one or more Devices. Examples of Digital Services including NetFlix’s Movies On-Demand, Google Maps, Pandora Radio, Amazon’s Kindle, and Facebook.

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•	“Pairing” is the process of setting-up and managing the ongoing data exchange between a Digital Service and a Device. Pairing includes not only the initial process of ensuring the compatibility of the Digital Service with one or more Devices but may also include any or all of the following:

o	managing various elements of and processes related to the ongoing data exchange between a Digital Service and a Device, including Device compatibility, security, quality of service, and dynamic updates;

o	procuring and managing high-speed and scalable cloud-based storage;

o	applying real-time business rules, work flows, and processes to data assets (e.g., such as converting master video files into formats compatible with the target Device) and Digital Services (e.g., user authentication); and

o	acting as the origin for data exchange between the Digital Service and Device.

General Overview

We provide the software tools and back-end services required by providers of Digital Services to manage and optimize the ongoing Pairing of the Digital Services they offer with an increasingly diverse and complex offering of Devices. We accomplish this by enabling and maximizing the performance of, the cloud-based storage, processing and transit of those Digital Services to Devices. Our business model primarily targets providers of Digital Services that need to distribute their Digital Services to a large, increasingly fragmented, and rapidly growing market of diverse Devices operating on a number of different Device platforms.

Market Opportunity

Industry analysts have predicted that, over the next few years, providers will develop several hundred thousand different Apps that enable new and innovative functionality to a growing universe of Devices and Digital Services. The makers and providers of these Apps and related Digital Services will come from a number of different market segments, including media and entertainment, enterprise, education, interactive gaming and government, and represent AllDigital’s existing and target customers.

High-definition video, broadband wireless access, the proliferation of Devices, consumer convenience and other factors are driving demand and creating new markets for Digital Services. Examples of Digital Services include watching live television on a tablet computer, ordering a pizza by using an App on a smartphone, participating in a worldwide corporate training from a home office and a group of 50 individuals, each with a separate and distinct physical location and gaming console, teaming up to execute a military campaign online.

We believe Digital Services are not only rapidly proliferating, but are becoming increasingly critical to enterprise core business applications, implemented to achieve a wide variety of objectives, driving new business models and business strategies, and changing the way our customers store and originate data and software applications. However, developing, launching and operating a successful Digital Service presents a number of complex technical and cost-related challenges for our customers. These challenges include:

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•	managing various elements of and processes related to the ongoing data exchange between a Digital Service and a Device, including Device compatibility, security, quality of service and dynamic updates;

•	procuring and managing high-speed and scalable cloud-based storage;

•	applying real-time business rules, work flows and processes to data assets (e.g., such as converting master video files into formats compatible with the target Device) and Digital Services (e.g., user authentication); and

•	acting as the origin for data exchange between the Digital Service and target Device in a rapid and cost-effective manner across multiple transport partners.

As a result of these challenges and others, the investment required to develop, launch and operate a Digital Service that must be Paired to multiple types of Devices can be prohibitive and/or intimidating for many of our customers. The technical complexity and differences between Devices is significant. End-users of Devices expect 24-hour per day, 365 day-per-year access to a high quality Digital Service experience with little to no downtime. The ongoing Pairing of a Digital Service to a Device frequently needs to be optimized for speed, security and scalability. Many of our customers lack the technical expertise, time and/or resources to cost-effectively distribute their Digital Services beyond a traditional Web-page experience designed for desktop computers.

Device manufacturers currently operate in a highly competitive marketplace where Devices based on many different operating systems (e.g., Apple OS-X / iOS, Windows 7 / Mobile 7, Google Android, Blackberry and others) compete for market share. Many of the operating systems powering these Devices have different or incompatible features such as user interface standards, security protocols, audio / video decoders, embedded services and screen resolutions. In addition, the complexity of operating system differences is compounded as they occur over four fundamentally different Device platforms (i.e., mobile, desktop, gaming and digital television), which causes the barriers to successfully developing, launching and operating a cross-platform Digital Service to increase significantly.

Device manufacturers today are also creating innovative capabilities embedded in Devices. For example, high-resolution digital camera chips are driving massive spikes in 2-way data traffic originating from Devices to the cloud. A single smartphone can now broadcast a live news event from a single person to millions of people within seconds. Recent patents from companies such as Apple, Inc. foresee a future where appliances, such as an air conditioning / heating system, can send and receive data for Digital Services to optimize home power and resource management. Hi-definition cameras are exchanging full screen video “chats” in living rooms across the globe using Digital Services such as Skype.

Many of the Digital Service and App pioneers (such as Facebook, Netflix and Pandora) have made, and must continue to make, significant, ongoing investments in order to keep their services Paired to hundreds of different types of Devices. Smaller and emerging companies typically lack the scale and expertise to compete. AllDigital was founded to enable its customers to outsource the complex process of Pairing a Digital Service to a Device to a trusted, third party service provider.

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Industry Overview

The Internet plays a crucial role in the way business enterprises, government agencies and individuals conduct business and communicate internally and externally. The development of various Internet-based technologies has enabled fundamental and structural changes in the way Digital Services and/or Apps are published, combined, implemented, operated, broadcast and retrieved. Over the past 2-3 years, this includes the ability to originate, deliver and remotely manage the Pairing of a wide variety of Digital Services from and to various Devices and Device platforms.

We expect that the need for Digital-Service-to-Device software tools and back-end services will accelerate significantly over the next 2-3 years, which acceleration we anticipate will be driven by the convergence of the following key market dynamics:

The market for Devices is substantial and rapidly growing.

•	According to “apprevolutionstocks.com”, it is estimated that within the next ten years more than one billion smartphones will be sold annually, resulting in end-user consumption of “several billion” Apps.

•	According to Analysys Mason, there will be approximately 16 billion Devices connected to the Internet in use by 2020.

•	According to iSuppli, global shipments of Devices capable of supporting Internet video will increase approximately 400% between 2009 and 2013, with approximately 375 million Devices dedicated to end-user entertainment shipped worldwide in 2013 alone.

•	According to Apple, Inc., more than 150 million iPhones and iPads have been sold to date; during Apple’s most recent quarter ending in June 2011, the company announced 142% unit growth of iPhone sales, 183% unit growth in iPad sales, and 82% overall revenue growth versus the quarter ending June 2010.

•	According to the Nielsen Company, new sales of smartphones using the Google Android operating system surpassed sales of the Apple iPhone in August 2010.

•	According to Morgan Stanley, by 2014 the number of users accessing the Internet via mobile Devices is expected to surpass the number of users accessing the Internet via desktop computers.

•	According to Gartner, worldwide tablet computer sales are forecast to grow from 20 million in 2010, to 55 million in 2011, to 208 million in 2014, representing an annual growth rate of 80%.

•	According to International Data Corporation, worldwide smartphone shipments in 2010 are expected to be 270 million units, an increase of 55% versus 2009; smartphone shipments are forecast to increase 25% to 336 million in 2011.

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Digital Services are increasingly critical to enterprise core business applications, are implemented to achieve a wide variety of objectives and are rapidly proliferating.

•	According to Ernst & Young, 75% of the top 100 media and entertainment companies are anticipating significant revenue gains from Digital Services offered for Devices.

•	Pizza Hut recently announced that a series of advertising Apps connected to smartphone Devices via a Digital Service has resulted in “millions” of users.

•	In November of 2010, Hulu announced the launch of a television subscription service on various Apple, Samsung, and Sony Devices, which provides Hulu an installed base and addressable market of 50 million Device units.

•	In November of 2010, Netflix reported that its membership base now watches more hours of Internet-based video on Devices than DVD-based video through its traditional U.S. mail service; Netflix’s Internet-based video service has grown substantially over the past 24 months, and is credited with more than doubling Netflix’s subscriber base in the U.S. and Canada through the period ending June 30, 2011 to nearly 25 million subscribers; Internet-based video services are now available on more than 30 different Device platforms in the U.S.

We expect that Digital Services will continue to proliferate as media and entertainment companies, individual media brands, commercial enterprises, government agencies and entrepreneurs continue to develop and launch a wide variety of Digital Services.

To date, our target customers have attempted to address Digital-Service-to-Device implementations through various custom software development projects with companies like AllDigital or the establishment of new internal departments (i.e., cost centers). These approaches, however, generally do not address a series of specialized technical requirements related to the cloud-based storage, processing and transit of Digital Services to one or more Devices. These approaches also do not harness cost efficiencies, economies of scale and performance benefits related to working with a vendor dedicated to providing a series of software tools and back-end services designed to manage the distribution of Digital Services to one or more Devices for numerous clients.

We believe these requirements and considerations must be addressed for Digital Service providers to successfully develop and deploy Digital Services that are critical to their core business applications. We also believe the growth of the Digital Services market will not be sustainable without the creation of third party service providers that offer to market players the software tools and back-end services necessary to the ongoing Pairing of reliable, secure and high-speed Digital Services to various Devices and Device platforms.

Target Market Segments

We have targeted several industry segments that we believe to be responsive to a comprehensive offering of software tools and back-end services dedicated to Digital-Service-to-Device market opportunities and Apps. Our business strategy is to provide the tools and services that enable our target customers to distribute a wide range of Digital Services to a wide variety of Devices without requiring significant in-house technical resources.

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Adoption of Digital-Service-to-Device business models and Apps has seen significant growth in recent years among our target customers, in part because media and entertainment companies, individual media brands, social networking sites and communication companies are typically the earliest adopters of such new technologies. We are not only targeting new market opportunities, but also are attempting to capture the outsourcing of Digital-Service-to-Device implementations by early adopters. We believe that our product and services offerings can provide significant performance improvements, cost efficiencies and the ability to Pair Digital Services with a greater number and type of Devices when compared to earlier distribution models.

Examples of targeted industry segments include:

Media Content and Service. There are a number of companies of various sizes with media content, online services and/or other application needs that can be distributed to Devices by means of Digital Services. Examples include:

Media and Entertainment: This sub-segment includes movie studios, filmmakers, news broadcasters, talk-show hosts, sports broadcasters and communications services providers. Targeted media brands in this sub-segment generally require a broad range of software tools and back-end services for securely originating, transporting and selling their media content to Devices via Digital Service offerings. They generally also require assistance with generating revenues from media distribution, increasing audience size, gathering market data, payment processing, providing dynamic updates and managing digital rights, including security.

Social Networking: Some of the most popular Digital-Service-to-Device applications are popular established brands such as Facebook, MySpace, Match.com and Twitter. Each of these popular established brands are continuously evolving their Digital-Service-to-Device applications to include: (a) the integration and “on-boarding” of partner Digital Services; (b) the expansion of their Digital Service-based business models for both recurring and event-based purposes, and; (c) expanding their reach and footprint to additional Devices. Additionally, there are many smaller and more vertical social networking websites that could be converted to either a mobile and/or digital television experience via a Digital Service supported by the software tools and back-end services we offer.

Music and Radio: Radio stations and musicians benefit from increasing the distribution of their content. Through Internet-based broadcasting or streaming of their programming content, they can increase the size of their potential listening audience to a variety of Internet-connected Devices and into areas not reachable by their conventional broadcast signal, effectively allowing their content to be available to a much larger and more diverse audience. There are a growing number of online radio stations and services utilizing Digital Services to reach various Devices, such as Pandora Radio and other similar websites.

Education: Community colleges, universities and other educational organizations can expand upon current course offerings with live or recorded audio and video webcasting. Many of these institutions are already equipped with broadband access and have an Internet savvy student population. Internet broadcasting allows educational institutions to give students and teachers access to classes whenever and wherever they want. Dedicated online services that enable teaching to those who are remotely located or physically disabled (such as an Amazon “Kindle” for education) could benefit greatly from our products and services. For example, using our publishing features, educators could use our platform to bring much needed revenue to their learning institutions.

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Interactive Gaming: Interactive gaming has become increasingly popular, with many new computer games offering online functionality that enables players to interact with other players, play against other players over the Internet, or stream or download new scenes or worlds for their games. This includes the availability of games on a growing number of Device platforms. Examples include some of the most popular games currently on the market, such as Call of Duty: Black Ops and World of Warcraft. Call of Duty is available via Microsoft’s Xbox and Sony’s PS3 gaming consoles, as well as various PC desktop Devices and tablets such as Apple’s iPad. World of Warcraft is available via Mac and various PC Devices.

Enterprise/Government. While consumer adoption of Digital-Service-to-Device business models and applications has already seen significant growth, many corporations and government agencies appear to be at the early stages of a similar paradigm shift. For example, companies are seeking new and creative ways to cut travel costs by offering live and secure corporate training to Devices such as the Apple iPad. Corporate communications such as presentations, public relations campaigns, quarterly earnings reports or company news, are also increasingly frequently being delivered broadly to and managed through multiple Devices. Secure voting and polling among international employees is another example of an enterprise Pairing a Digital Service with more than one Device. As companies develop and launch unique and successful Digital Services, we expect that this target market will provide significant growth opportunities. Government agencies frequently have time and cost saving requirements such as streaming military training and news videos to military bases and troop deployments globally.

Hardware Manufacturers. Hardware manufacturers produce a broad spectrum of products that target both business and consumer markets. Examples of products by category include large public displays, digital signage (e.g., dynamic menus at fast food restaurants), medical devices, robotics and artificial intelligence, business and home security, “smart” appliances, resource conservation, business and home automation, toys and consumer electronics. As products such as the iPhone continue to demonstrate new and unique capabilities through a wide array of innovative Apps being developed and made available for download from Apple’s App Store, we believe that a similar evolution and economic ecosystem will occur with Devices outside of traditional consumer electronics.

Products and Services

We provide the software data management tools, back-end services and professional services required to facilitate and manage the Pairing of Digital Services to Devices.

The core of our solution is our Media i/o platform, which enables, and maximizes the performance of, the cloud-based storage, processing and transit of Digital Services to a Device. We have developed a pilot version of, and are in the process of developing the production version of, our Media i/o proprietary software platform and related applications to manage customer Digital Services and related data files, media libraries, and other digital assets in third party data center(s). Our software platform is designed to control and integrate the hardware, software and transit services required to Pair a Digital Service to a Device.

Additionally, our customers can also purchase the individual Digital-Service-to-Device elements that Media i/o supports, such as Media i/o Cloud-Storage, Media i/o Cloud-Processing and Media i/o Origin Transit Services.

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We typically charge Media i/o platform management fees, as well as monthly recurring charges for our back-end storage, processing, origin transit, and maintenance and support services. Storage, processing, and origin transit fees are typically billed based on a minimum commitment plus actual usage basis, and the term of customer contracts currently vary. Non-recurring revenues typically come from licensing reference designs and custom “on-boarding” services such as technical consulting, custom App and/or Digital Service development and general setup and testing costs to prepare a Digital Service for launch and distribution to one or more Devices.

Since AllDigital’s inception, many of its customers have specific requirements or a specific concept to develop and manage the Pairing of a Digital Service to one or more Devices. Other customers, including large enterprises and government agencies, began with only a general concept to distribute their digital media assets; such customers required professional services support in conjunction with the development, launch and operation of their Digital Services.

Media i/o Platform

As demand increases from Devices requesting cloud-based sources of data and data processing, there are a number of technical and cost challenges for our customers. Those challenges include the expectation that Digital Services are always available with little to no downtime and the exchange of data between a Device and Digital Service operate at a high speed and optimized manner with as little latency as possible. Additionally, issues such as data security related to multiple Devices require specialized technology and expertise. Many of our existing or prospective customers also require the application and optimization of specific business rules and work flows to their Digital Service across multiple Devices.

Our Media i/o platform addresses a number of these challenges. For example, we offer a Quality of Service manager that provides real time monitoring of remote Digital Services with feedback to our technical support as well as the customer’s support team.

The current roadmap for our Media i/o platform includes the development of a virtual “Control Panel” for our customers. Through the Control Panel, we anticipate that our customers will be able to remotely manage their Digital Services, receive real time event reporting, manage their media assets (upload, store, and manage media files), receive back office functions such as billing / reporting, define and implement digital rights management protections and apply business rules such as limiting the distribution or access to data based on geo-location restrictions. In some cases, our customers may wish to manage many of these Media i/o features on their own, or they may prefer to pay us to manage these functions as a professional service.

Media i/o Cloud-Storage

Our Media i/o Cloud-Storage platform is based on the “cloud storage” methodology where data is stored on multiple servers (located in one or more data centers) typically shared by more than one customer. Our customers buy or lease storage capacity from AllDigital and use it for their unique storage needs related to exchanging data from a Digital Service to a Device. Media i/o, operating in the background as a back-end service, allocates resources according to the requirements of the Digital Service and presents them as storage volumes where files or data objects are stored. Media i/o Cloud Storage may be accessed through a Web service application programming interface (API), or through a Web-based user interface.

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Media i/o Cloud Computing

Cloud computing is Internet-based computing, whereby shared resources, software and data are provided to computers and other Devices on demand. Typical cloud computing services deliver common business applications online that are accessed from another Web service or software like a Web browser, while the software and data are stored on cloud-based servers.

In order to provide services such as transcoding of digital media (e.g., convert a master file into a format compatible for a specific Device), we provide cloud-computing assets on the same network as our cloud-storage platform. The advantage of this model is to provide our customers a low latency, simple and cost-effective platform to execute business rules or run their Digital Service. Another advantage is that common applications and services such as Quality of Service monitoring that are required to run or Pair a Digital-Service-to-Device business model can be made into a repeatable process.

Media i/o Origin Transit

Internet transit is the service of allowing network traffic to cross or "transit" a computer network, usually used to connect a smaller Internet Service Provider (“ISP”) to the larger Internet. Our transit model focuses on optimizing the two-way delivery of data to (and from) a connected Device. Customers (or Devices) can send a single transit of data (e.g., a large file) to our storage platform. We refer to that transit as the “ingress” of data. Once the data is stored or prepared for targeted or widespread delivery over the Internet to one or more content delivery networks (“CDNs”), ISPs, or other transport models, we “egress” (or send) the data to these upstream partners. We provide a virtual “staging” area for data that is being exchanged between a Digital Service and Device. That data is then exchanged with our customer’s ISP or CDN.

As end-user demand increases for data intensive Digital Services (e.g., hi-definition video distribution), certain ISPs are demanding extra fees from Digital Service providers for access to their network to offset the cost of providing massive spikes of data to their subscribers. Our Media i/o Origin Transit models allows our customers to send data intensive files once to the ISP as opposed to millions of ISP subscribers potentially downloading the same file directly from the Digital Service provider. The ISP can then distribute the file multiple times to their subscribers at a far lower cost of delivery and distribution since they generally own their own network.

Professional Services

Many of our customers have specific requirements or a specific concept to develop and manage the Pairing of a Digital Service to one or more Devices. Other customers, including large enterprises and government agencies, began with only a general concept to distribute their digital media assets and such customers required professional services support in conjunction with the development, launch and operation of their Digital Services. We typically provide “on-boarding” services such as technical consulting, custom App and/or Digital Service development, App and/or Digital Service integration with partner Digital Services, and the provisioning and configuration of the tools and services required to prepare a scalable Digital Service for launch and distribution to one or more Devices.

Sales and Marketing

AllDigital has provided services to a variety of marquis media and entertainment, enterprise, public sector and digital media services customers since AllDigital began operations in August 2009. All of AllDigital’s customers to date, through its earliest stages of development, have been a result of direct sales, word of mouth or partner referrals.

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To attract customers going forward, we have formulated, but not implemented, a marketing strategy that employs multiple channels to get our message out to likely users of our services. These channels include highly scalable online marketing, direct business development among the target market segments, advertising through highly targeted print and electronic media, recruitment of resellers, adoption into OEM software such as content management system offerings and authoring tools, bundling and referral arrangements with industry partners that offer complementary products and services, and participation in trade shows, seminars and other educational forums directed to content providers.

Our business will primarily depend on aggressive business development efforts. This will require a persistent and sustained effort to maintain relationships and communication lines with the key decision makers at our target customers.

Competition

The Digital Media Stack

The process of transferring data to and from a Device generally involves the origin, management, transport and delivery of that data through a distribution process. The major components of the data distribution process are collectively referred to as the digital media “stack”. Data may originate from a Digital Service or a Device, and that data must be routed over the Internet. Our customers require a place to store, run and manage their Digital Service. They require a method to transport data to and from the Devices that they support. Our customers also frequently require support in the form of technical services, including software development to manage the ongoing Pairing of their Digital Service to one or more Devices.

Examples of companies that provide services related to, or operating within, the digital media stack include ISPs, CDNs, content management systems (“CMSs”), utility computing providers, systems integrators and vertical solutions providers.

An ISP is a company that offers access to the Internet. The ISP connects to its customers using a data transmission technology appropriate for delivering Internet Protocol data over dial-up, DSL, cable modem, wireless or dedicated high-speed connections. Examples include: AT&T, Quest and Verizon.

A CDN is a system of computers containing copies of data, placed at various points in a network so as to maximize bandwidth for access to the data from clients throughout the network. A client accesses a copy of the data near to the client, as opposed to all clients accessing the same central server, to avoid bottlenecks near that server. Content types include web objects, download-able objects (media files, software, documents), applications, real time media streams and other components of Internet delivery (DNS, routes, and database queries). Examples include: Akamai, Level 3 Communications and Limelight Networks.

CMS companies typically provide website authoring and administration tools designed to allow users to manage their media assets (such as hi-definition video files) prior to distribution over the Internet or other content delivery mechanisms. Examples include: Brightcove, Kaltura and Ooyala.

Utility computing companies provide cloud-based services such as data storage and processing. Examples include 3Par, Amazon and IBM. These companies typically focus on providing “raw” storage and processing capacity without integration or functionality to a specific industry requirement such as Pairing a Digital Service to one or more Devices.

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A systems integrator is a person or company that specializes in bringing together component subsystems into a whole and ensuring that those subsystems function together efficiently to achieve their intended objectives. Systems integrators work within and across a wide variety of industries, applications, and subsystems, and typically target as their customers Fortune 500 companies, major media brands, as well as hardware and Device manufacturers. Examples of large systems integrators include: IBM, PWC, EDS and Accenture.

Vertical solution providers are typically smaller companies that provide individual or multiple technical solutions targeted towards customer support, field services or mobile environments.

Our Competitors

AllDigital’s core business, offering a comprehensive series of software data management tools and back-end services dedicated to the management and ongoing Pairing of a Digital Service with one or more Devices, is an evolving business model, and we are not aware of any direct competitors providing our comprehensive offering; however, various aspects of AllDigital’s product and service offering are provided by numerous other companies in the digital media “stack”. For example, a CMS platform may provide tools for managing the distribution of video files, which overlaps with a subcomponent of our Pairing services. A CDN may be our partner, hosting video files or other data in various data centers for a mutual client, but that CDN may also provide professional services that include ensuring the compatibility of a Digital Services with a Device, which overlaps with a subcomponent of our product offering. We also compete with certain vertical solution providers and system integrators that provide individual implementations of a Digital Service to a Device.

Dependence on Certain Customers

AllDigital has served and/or is actively serving a variety of marquis media and entertainment, enterprise, public sector, and digital media services customers since it began operations in August of 2009. As of July 1, 2011, AllDigital had 31 direct or indirect active customer relationships, billing seven parties directly or via partners for such customer relationships. Through the six-month period ending June 30, 2011, AllDigital’s three largest billing relationships accounted for approximately 78% of its total billings.

Intellectual Property

We depend on our ability to develop and maintain the proprietary aspects of our technology. We also seek to protect our copyrights, trade secrets and other proprietary information through a combination of contractual provisions, confidentiality procedures and common law copyright and trademark principles.

We have not sought or obtained registered copyright or patent protection for any of our intellectual property. We have applied for federal registration of certain trademarks in order to develop a trademark portfolio and protect our brand. Two applications related to the registration of the word mark for ALLDIGITAL were filed on October 16, 2009. As of April 2011, both of our applications were approved as registered marks. We plan to explore applying for additional trademarks later in 2011.

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We believe that elements of our existing Media i/o platform and certain new technologies under development may have patent potential. As we raise additional capital, we expect to investigate such potential, and if appropriate, commence a provisional patent application filing process.

Government Regulation

Other than business license requirements, laws and regulations applicable to substantially all business entities in the jurisdictions in which we operate, we do not need any material government approvals in connection with our businesses and are not subject to material government regulation.

Research and Development

AllDigital did not spend any amount on research and development during the six-month period ending June 30, 2011, or during the fiscal years ending December 31, 2010 or 2009.

Environmental Laws

We do not used hazardous substances in our operations and have not incurred, and do not expect to incur, material costs associated with compliance with environmental laws at the federal, state and local levels.

Property

On August 28, 2009, we entered into a three-year Lease Agreement for the lease of office space at 2821 McGaw, Irvine, California, 92614, which we use as our corporate offices. The lease commenced on September 15, 2009, and terminates on September 14, 2012. Pursuant to the terms of the lease, we pay a monthly rent of $3,728.

Employees

We have twelve full time employees, including our four-person executive management team identified below.  None of our employees are represented under a collective bargaining agreement.

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Our Automotive Accessories Business (Aftermarket)

General Overview

Through its website, www.EverythingSUV.com, Aftermarket sells automotive accessories to owners of sport utility vehicles.  Aftermarket maintains relationships with approximately two dozen manufacturers and distributors who ship its orders directly to its customers, enabling it to avoid the need to carry any inventory for more than 99% of the products it currently sells.

We receive and process all of its orders electronically.  Once the order is received from the website, the customer’s credit card is authorized for the total cost of the sale, including shipping and handling.  Upon successful authorization of the credit card, the order is sent to the appropriate supplier via fax or email.  Upon confirmation that the order has been shipped by the supplier, the customer’s credit card is charged for the full value of the sale.  Since we do not maintain an inventory, credit cards are not charged until shipment to assure the manufacture has the item in stock for immediate shipment.  If the item is not available for immediate shipment, electronic communication is sent to the customer informing them of any delays.

In the event, although infrequent, that a customer chooses to return an item, Aftermarket promptly refunds the charge to their credit card upon notification from the supplier that the item has been received back from the customer.

Plan to Dispose of Automotive Accessories Business

We believe that our automotive accessories business and digital services business cannot be successfully integrated and do not expect significant growth in the automotive accessories business. As a result we have determined to dispose of our automotive accessories business; given it limited revenues and absence of significant growth, we expect to receive little, if any, value in connection with such disposal.

Corporate History

Aftermarket Enterprises, Inc. was incorporated in August 2006 in the State of Nevada.

AllDigital, Inc. was incorporated in the August 2009 in the State of California.

On July 29, 2011, AllDigital Inc. merged with and into a subsidiary of AllDigital Holdings and became a wholly-owned subsidiary of AllDigital Holdings. Shares issued in the transaction constituted approximately 74% of the outstanding shares of common stock post-closing, and the officers and directors of AllDigital became the officers and directors of AllDigital Holdings.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, and all of the other information set forth in this Report before deciding to invest in shares of our common stock.  In addition to historical information, the information in this Report contains forward-looking statements about our future business and performance.  Our actual operating results and financial performance may be different from what we expect as of the date of this Report.  The risks described in this Report represent the risks that management has identified and determined to be material to our company.  Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may also materially harm our business operations and financial condition.

We are in an early stage of development and may be unable to generate significant revenue in the future.

AllDigital Holdings was incorporated in 2006, and AllDigital was incorporated in 2009. Both have been operating for only a limited period of time and are in an early stage of development. We may be unable to expand revenue at the rate anticipated. If we do not generate significant revenue in the future, or if costs of expansion and operation exceed revenues, we will not be profitable. We may be unable to execute our business plan, generate significant revenue or significant profits.

We have a limited operating history and cannot ensure the long-term successful operation of our business or the execution of our business plan.

We have a limited operating history, and as such, investors have no meaningful track record by which to evaluate our future performance. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets. We may be unable to accomplish any of the following, which would materially impact our ability to implement our business plan:

•	establishing and maintaining broad market acceptance of our services and platform, and converting that acceptance into direct and indirect sources of revenue;

•	establishing and maintaining adoption of our technology on a wide variety of Devices and Device platforms;

•	timely and successfully developing new services, service and platform features, and increasing the functionality and features of our existing services, platform and technology;

•	developing services that result in a high degree of customer satisfaction and a high level of end-customer usage;

•	successfully responding to competition, including competition from emerging technologies and solutions;

•	developing and maintaining strategic relationships to enhance the distribution, features, content and utility of our services, platform and technology; and

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•	identifying, attracting and retaining talented technical and creative services staff at reasonable market compensation rates in the markets in which we employ.

Our business strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully accomplish these tasks, our business will be harmed.

We will be unable to implement our business plan if we cannot raise sufficient capital and may be required to pay a high price for capital.

On a pro-forma combined basis, we had current assets of $1,242,267 and current liabilities of $428,697, for net working capital of $813,570, as of June 30, 2011. Aftermarket closed an offering on July 29, 2011 in which we raised a total of $1,057,732 in capital, including the conversion of $576,082 in bridge financing debt and other obligations. Nevertheless, we will need to obtain additional capital to implement our business plan and meet our financial obligations as they become due. We may not be able to raise the additional capital needed or may be required to pay a high price for capital. Factors affecting the availability and price of capital may include the following:

• the availability and cost of capital generally;

•	our financial results;

•	the experience and reputation of our management team;

•	market interest, or lack of interest, in our industry and business plan;

•	the trading volume of, and volatility in, the market for our common stock;

•	our ongoing success, or failure, in executing our business plan;

•	the amount of our capital needs; and

•	the amount of debt, options, warrants, and convertible securities we have outstanding.

We may be unable to meet our current or future obligations or to adequately exploit existing or future opportunities if we cannot raise sufficient capital. If we are unable to obtain capital for an extended period of time, we may be forced to discontinue operations.

We do not currently have a production version of our Media i/o platform and certain related services in commercial operation.

To date, we have only designed, developed, tested and operated a pilot version of our Media i/o platform. We have not yet developed, tested and/or operated the production version of our Media i/o platform and certain related services in full commercial operation, and may be unable to so. In addition, once developed and tested, our Media i/o platform and certain related services may fail when placed into commercial use, which would significantly harm our results of operations and financial condition.

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The platform architecture and data tracking technology underlying our services is complex and may contain unknown errors in design or implementation that could result in incorrect billings to our customers.

The platform architecture and data tracking technology underlying our software tools and back-end services is complex and includes software and code used to generate customer invoices. This software and code is either developed internally or licensed from third parties. Any of the system architecture, system administration, software or code may contain errors, or may be implemented or interpreted incorrectly, particularly when they are first introduced or when new versions or enhancements to our tools and services are released. In addition, with respect to certain usage-based billing, the data used to bill the customer for usage is an estimate, based upon complex formulas or algorithms. We or the customer may subsequently believe that such formulas or algorithms overstate or understate actual usage. In any such case, a design or application error could cause overbilling or under-billing of our customers, which may:

•	adversely impact our relationship with those customers and others, possibly leading to a loss of affected and unaffected customers;

•	lead to billing disputes and related legal fees, and diversion of management resources;

•	increase our costs related to product development; and/or

•	adversely affect our revenues and expenses, either prospectively or retrospectively, potentially requiring restatement of financial statements.

Our continued growth could be adversely affected by the loss of several key customers.

Through the six-month period ending June 30, 2011, AllDigital’s three largest billing relationships accounted for approximately 78% of its total billings. Our agreements with many of these key customers and/or partners expire in any given year unless renewed by the customer and/or partner, are terminable at any time upon short-term notice, or are otherwise generally terminable during 2011. Decisions by one or more of these key customers and/or partners to not renew, terminate or substantially reduce their use of our products and services could substantially slow our revenue growth and lead to a decline in revenue. Our business plan assumes continued growth in revenue, and it is unlikely that we will become profitable without a continued increase in revenue.

We are dependent upon key personnel who may leave at any time and may be unable to attract qualified personnel in the future.

We are highly dependent upon on a small number of senior executives and other members of management to work effectively as a team, to execute our business strategy and business plan, and to manage our employees, independent contractors, consultants and vendors. Certain of our senior executives have limited public company experience. Any of our senior executives, managers and employees can terminate his or her employment relationship at any time, and the loss of the services of such individuals could have a material adverse effect on our ability to execute our business plan and otherwise have a material adverse effect on our business, financial condition and results of operations.

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We may incur substantial operating and net losses due to substantial expenditures.

Since AllDigital began operations in 2009, we have invested significant time and expense towards developing our products and services in order to capitalize on current market opportunities. We intend to increase our operating expenses and capital expenditures in order to expand our market presence, and as a result, we may incur substantial operating and net losses in the foreseeable future. There can be no assurance that we will achieve or sustain profitability or positive cash flow from our operations.

We may not be able to carry out our business plan.

Our proposed plan of operation and prospects will depend largely upon our ability to successfully establish a large market presence in a timely fashion, retain and continue to hire skilled management, technical, marketing and other personnel, and attract and retain significant numbers of corporate and other enterprise customers and quality business partners. We have limited experience in commercializing our platform, software tools and back-end services in the manner contemplated by our business model and plans, and there is limited information available concerning the potential performance or market acceptance of our platform, tools and services. There can be no assurance that we will be able to successfully implement our business plan and model, or develop or maintain future business relationships, or that unanticipated expenses, problems or technical difficulties which would result in material delays in implementation will not occur.

Our resources may not be sufficient to manage our expected growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our anticipated future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot be certain that our existing personnel, systems, procedures and controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of anticipated growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base and maintain close coordination among our technical, accounting, finance, marketing and sales staff.  We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire other businesses, we will also need to integrate and assimilate new operations, technologies and personnel. Our future operating results will also depend on our ability to expand sales and marketing commensurate with the growth of our business and the digital services distribution to Internet-connected Devices marketplace.

Because our services are complex and are deployed in complex environments, they may have errors or defects that could seriously harm our business.

Our services are highly complex and are designed for deployment in and across numerous large and complex networks that we do not control. From time to time, we have needed to correct errors and defects in our software. In the future, there may be additional errors and defects in our software that may adversely affect our services. We may not have in place adequate quality assurance procedures to ensure that we detect errors in our software in a timely manner. If we are unable to efficiently and cost-effectively fix errors or other problems that may be identified, or if there are unidentified errors that allow persons to improperly access our services, we could experience loss of revenues and market share, damage to our reputation, increased expenses and legal actions by our customers.

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We may have insufficient transmission and server capacity, which could result in interruptions in our services and loss of revenues.

Our operations are dependent in part upon transmission capacity provided by third-party telecommunications network providers. In addition, our distributed network must be sufficiently robust to handle all of our customers' web-traffic, particularly in the event of unexpected surges in high-definition video traffic. We believe that, absent extraordinary circumstances, we have access to adequate capacity to provide our services; however, there can be no assurance that we are adequately prepared for unexpected increases in bandwidth demands by our customers. In addition, the bandwidth we have contracted to purchase may become unavailable for a variety of reasons, including payment disputes or network providers going out of business. Any failure of these network providers to provide the capacity we require, due to financial or other reasons, may result in a reduction in, or interruption of, service to our customers, leading to an immediate decline in revenue and possible additional decline in revenue as a result of subsequent customer losses.

We may also not be able to deploy on a timely basis enough servers to meet the needs of our customer base or effectively manage the functioning of those servers. In addition, damage or destruction of, or other denial of access to, a facility where our servers are housed could result in a reduction in, or interruption of, service to our customers.

We may make significant future investments in research and development and cannot assure that these investments will be profitable.

Although we have not recently incurred research and development expenses, we may, as part of our ongoing business strategy, make significant investments in research and development in the future. We believe an investment in the research and development of new technologies could significantly improve our platform and services over the medium and long-term. However, such activities may lead to no product improvements or additional revenue and may represent a significant distraction from our ongoing business activities.

We may acquire businesses or assets, or enter into other business combination transactions, that may be difficult to integrate.

As part of our growth strategy we expect to enter into transactions to acquire companies or a substantial portion of their assets, or to combine our business with theirs. These acquisitions or business combinations involve numerous risks, including each of the following:

•	that the combined entity will not perform as well as the separate businesses performed prior to the transaction;

•	that anticipated cost savings, cross-marketing to new customers or other anticipated synergies will not be achieved;

•	that management resources will be diverted towards negotiating and effecting the acquisition and then integrating the operations and personnel of the acquired business, instead of focusing on our existing business plan and operations;

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•	that the stock and/or other consideration paid in the transaction will exceed the value of the assets or business acquired;

•	that the use of cash as consideration for the transaction will reduce cash that may be needed for operations below necessary levels;

•	that we may be assuming potential unknown liabilities of the acquired business; and

•	that if we do not consummate such a transaction, we will have expended substantial costs and resources without achieving the anticipated benefit.

Acquisitions or business combinations (or attempted transactions) could have an adverse, rather than a positive, effect on our business, operations and financial results for the reasons set forth above or otherwise.

The markets in which we operate are rapidly emerging, and we may be unable to compete successfully against existing or future competitors to our business.

The market in which we operate is becoming increasingly competitive.  Our current competitors generally include integrators and vertical solution providers who develop single implementations of content and related Digital Services to a single Internet-connected Device platform. They do not offer the series of software tools and back-end services dedicated to the Pairing of Digital Services to one or more Devices provided by us. However, integrators and vertical solution providers may be able to develop a comparable or superior series of tools, services and/or platform that provide a similar or more robust set of features and functionality than the products and services we offer. Our future competitors may also include CDN providers, CMS companies, hosting, utility computing and related service providers who may be able to offer a subset of the specialized storage, origin transit, and data processing services required to enable the distribution of content and related Digital Services to one or more Devices. Other future competitors may also include established media companies and essentially any other participant in the Internet industry.

Many of these current and potential future competitors have a longer operating history in their current respective business areas and greater market presence, brand recognition, engineering and marketing capabilities, and financial, technological and personnel resources we do. Existing and potential competitors with an extended operating history, even if not directly related to the our business, have an inherent marketing advantage because of the reluctance of many potential customers to entrust key operations to a company that may be perceived as unproven. In addition, our existing and potential future competitors may be able to use their extensive resources:

•	to develop and deploy new products and services more quickly and effectively than we can;

•	to develop, improve and expand their platforms and related infrastructures more quickly than we can;

•	to reduce costs, particularly transport, storage and processing costs, because of discounts associated with large volume purchases;

•	to offer less expensive tools and services as a result of a lower cost structure, greater capital reserves or otherwise;

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•	to adapt more swiftly and completely to new or emerging technologies and changes in customer requirements;

•	to offer bundles of related services that we are unable to offer;

•	to take advantage of acquisition and other opportunities more readily; and

•	to devote greater resources to the marketing and sales of their tools, services and platform.

If we are unable to compete effectively in our various markets, or if competitive pressures place downward pressure on the prices at which we offer our products and services, our business, financial condition and results of operations may suffer.

Our platform, services and underlying infrastructure subject us to potential liability from system failure and security risks.

Our operations are dependent upon our ability to protect our platform, services and underlying infrastructure against interruptions, damages, intrusion and other events that may adversely affect our ability to provide products and services to our customers (on a short-term or long-term basis). Any interruption in service caused by damage, intrusion or otherwise, may lead to loss of customers, lawsuits, contingent liabilities and harm to our reputation.

We operate pursuant to a business-to-business model, and therefore we normally do not handle large volumes of personally identifiable information (such as such as employee data, customer data, data that our customers collect from their customers, and information regulated by the Health Insurance Portability and Accountability Act of 1996) for our customers. However, the nature of some of our products and services require us to have access to such confidential information. Unauthorized access to our platform and underlying infrastructure, including certain servers for example, may jeopardize the security of confidential information stored in our computer systems and our customers' computer systems, which may result in liability to our customers and also may deter potential customers

Our business operations are susceptible to interruptions caused by events beyond our control.

Our business operations are susceptible to interruptions caused by events beyond our control.

products and services without interruption, we are vulnerable to the following potential problems, among others:

•	Our platform, services and underlying infrastructure, or that of our key suppliers, may be damaged or destroyed by events beyond our control, such as fires, earthquakes, floods, power outages or telecommunications failures. Our operations are particularly susceptible to interruption from any of the foregoing because many of our servers and much of our infrastructure is located in Southern California, which is prone to the occurrence of the foregoing events.

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•	We and our customers and/or partners may experience interruptions in service as a result of the accidental or malicious actions of Internet users, hackers or current or former employees.

•	We may face liability for transmitting viruses to third parties that damage or impair their access to computer networks, programs, data or information. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to our customers.

•	Failure of our systems or those of our suppliers may disrupt service to our customers (and from our customers to their customers), which could materially impact our operations (and the operations of our customers), adversely affect our relationships with our customers and lead to lawsuits and contingent liability.

The occurrence of any of the foregoing could result in claims for consequential and other damages, significant repair and recovery expenses and extensive customer losses and otherwise have a material adverse effect on our business, financial condition and results of operations.

Our governance documents limit the liability of our officers and directors and require us to indemnify them under many circumstances.

Our articles of incorporation and bylaws have provisions designed to limit liability of our officers and directors to the Company and its shareholders with respect to any errors of judgment committed by our officers and directors. This likely will limit the recourse that the shareholders might otherwise have against our management in the event of its mismanagement of the Company. Corporate documents and employment agreements between the Company and each of its executive officers require that the Company indemnify our officers and directors to the maximum extent permitted by law. As of the date of this Report, the Company does not have officers and directors’ liability insurance. A successful claim for such indemnification would deplete our assets by the amount paid and would harm our financial condition.

Risks Related to Our Intellectual Property

If the protection of our intellectual property is inadequate, our competitors may gain access to our technology, and our business may suffer.

We depend on our ability to develop and maintain certain proprietary aspects of our products and services. To protect these proprietary products and services, we rely primarily on a combination of contractual provisions, confidentiality procedures, trade secrets and common law copyright and trademark principles. Adequate protection of our intellectual property is subject to the following risks:

•	We have not applied for a copyright registration or patents with respect to our proprietary rights, and the common law associated with copyrights and trade secrets affords only limited protection.

•	Our claims of proprietary ownership (and related common law copyright assertions) may be challenged or otherwise fail to provide us with the ability to prevent others from copying our technology.

•	Our existing trademarks or any future trademarks may be canceled or otherwise fail to provide meaningful protection.

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•	The validity, enforceability and type of protection of proprietary rights in Internet-related industries are uncertain and still evolving.

Despite our efforts to protect our proprietary products and services, unauthorized parties may attempt to copy, obtain or use certain aspects of it for their own benefit or for purposes of damaging our business or reputation. Policing unauthorized use of our products and services is difficult, and although we are unable to determine the extent to which piracy of our products and services exists, we expect software piracy to be an ongoing problem.

Third party claims that we infringe upon their intellectual property rights could be costly to defend and/or settle.

Litigation regarding intellectual property rights is common in the Internet and software industries. We expect that Internet technologies and software products and services may be increasingly subject to third-party infringement claims as the number of competitors in our industry grows and the functionality of products and services in different industry segments overlaps. We may from time to time encounter disputes over rights and obligations concerning intellectual property that we developed ourselves, use or license from third parties. Third parties may bring claims of infringement against us, which may be with or without merit. We could be required, as a result of an intellectual property dispute, to do one or more of the following:

•	cease selling, incorporating or using services or products that rely upon the disputed intellectual property;

•	obtain from the holder of the intellectual property a license to sell or use the disputed intellectual property, which license may not be available on terms acceptable to us;

•	redesign services or products, portions of services or products, that incorporate disputed intellectual property;

•	pay significant amounts to settle a third party dispute; and/or

•	pay monetary damages to the third party adjudged to be the rightful holder of the intellectual property right.

The occurrence of any of these events could result in substantial costs and diversion of resources or could severely limit the products and/or services we offer, which may seriously harm our business, operating results and financial condition.

In addition, we have agreed, and may agree in the future, to indemnify certain of our customers against claims that our products or services infringe upon the intellectual property rights of others. We could incur substantial costs in defending our customers against infringement claims and ultimately be required to pay substantial monetary damages attributable to the indemnification of our customers in the event of a successful claim of infringement against us or them.

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We may be subject to legal liability for providing third-party content.

We have certain arrangements to offer third-party content via certain of our customers’ websites. We may be subject to claims concerning this content by virtue of our involvement in marketing, branding, broadcasting or providing access to it, even if we do not ourselves directly host, operate or provide access to these products, services, content or advertising. While our agreements with these parties most often provide that we will be indemnified against such liabilities, such indemnification may not be adequate or available. Investigating and defending any of these types of claims can be expensive, even if the claims do not result in liability. While to date we have not been subject to material claims, if any potential claims do result in liability, we could be required to pay damages or other penalties, which could harm our business, operating results and financial condition.

Risks Related to Our Industry

Certain of our service delivery and content handling services are subject to industry regulations, standards, certifications and/or approvals.

The commercialization of certain of the service delivery and content handling services we provide at times require or are made more costly due to industry acceptance and regulatory processes, such as ISO certification and strict content security handling standards for Hollywood studios. If we are unable to obtain or retain these or other formal and informal industry certifications and standards in a timely manner, or at all, our operating results could be adversely affected.

General global market and economic conditions may have an adverse impact on our operating performance and results of operations.

Our business has been and could continue to be affected by general global economic and market conditions. Weakness in the United States and worldwide economy has had and could continue to have a negative effect on our operating results, including a decrease in revenue and operating cash flow. To the extent our customers are unable to profitably monetize the services and content we deliver on their behalf, they may reduce or eliminate their purchase of our products and services. Such reductions in traffic would lead to a reduction in our revenues. Additionally, in a down-cycle economic environment, we may experience the negative effects of increased competitive pricing pressure, customer loss, slow down in commerce over the Internet and corresponding decrease in traffic delivered over our network and failures by our customers to pay amounts owed to us on a timely basis or at all. Suppliers on which we rely for servers, bandwidth, co-location and other services could also be negatively impacted by economic conditions that, in turn, could have a negative impact on our operations or revenues. There can be no assurance, therefore, that current economic conditions or worsening economic conditions or a prolonged or recurring recession will not have a significant adverse impact on our operating results and financial condition.

The market for the distribution of content and Pairing of Digital Services to Devices may not grow at a pace that we anticipated or at levels that allow us to continue to grow.

The market for the distribution of content and Pairing of Digital Services to Devices is relatively new and evolving. As a result, we cannot be certain that a viable market for our products and services will be sustainable. Factors that may inhibit the growth of this market include:

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•	Our customers may limit their distribution of content and related Digital Services over the Internet because of issues related to protection of copyrights, royalty payments to artists and publishers, illegal copying and distribution of data and other intellectual property rights issues.

•	Congestion of data networks, or consumer reluctance to purchase high-speed Interest connectivity for their Device, may limit the growth of the distribution of content and related Digital Services to Devices.

•	Consumers may determine not to view or access Digital Services on their Devices because of, among other factors, poor reception of the broadcast or other delivery of the services, or the creation or expansion of competing technologies, that provide a similar service at lower cost or with better features.

•	New laws and regulations may negatively affect consumers' and businesses' use of the Internet or Devices, thereby reducing demand.

If the market for the distribution of content and Pairing of Digital Services to Devices does not continue to grow, or grows more slowly than expected, our business, results of operations and financial condition will be significantly harmed.

Risks Related to Our Capital Stock and Capitalization

Our officers and directors have significant voting power and may take actions that may not be in the best interests of other stockholders.

Our executive officers and directors beneficially own approximately 76% of our outstanding common stock. These executive officers and directors effectively control all matters requiring approval by the shareholders, including any determination with respect to the acquisition or disposition of assets, future issuances of securities, and the election of directors. This concentration of ownership may also delay, defer or prevent a change in control and otherwise prevent shareholders other than our affiliates from influencing our direction and future.

Our common stock is quoted on the OTC Bulletin Board, but there is currently no trading, and even if trading commences, it is likely to be thin and subject to manipulation.

Our common stock is quoted on the OTC Bulletin board, but there is currently no trading in our common stock. If trading commences, the volume of trading in our common stock is expected to limited and dominated by a few individuals.  In addition, many brokerages are refusing to trade in, or implement substantial restrictions on trading in, stock that are not listed on an SEC-registered exchange. The limited volume, and trading restrictions, can make the price of our common stock subject to manipulation by one or more stockholders if trading commences and will significantly limit the number of shares that one can purchase or sell in a short period of time.  An investor may find it difficult to dispose of shares of our common stock or obtain a fair price for our common stock in the market, if one develops.

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The market price of our common stock may be harmed by our need to raise capital.

We need to raise additional capital in the near future and expect to raise such capital through the issuance of common stock and other rights with respect to common stock.  Because securities in private placements and other transactions by a company are often sold at a discount to market prices, this need to raise additional capital may harm the market price of our common stock, to the extent that a market develops.   In addition, the re-sale of securities issued in such capital-raising transactions, whether under Rule 144 or otherwise, may harm the market price of our common stock.

If a market develops for our common stock, we expect the market price to be volatile.

The market prices of securities of other smaller companies tend to be highly volatile.  If a market develops for our common stock, of which there can be no assurance, our stock price may change dramatically as the result of announcements of our quarterly results, the rate of our expansion, significant litigation or other factors or events that would be expected to affect our business or financial condition, results of operations and other factors specific to our business and future prospects.  In addition, the market price for our common stock may be affected by various factors not directly related to our business, including the following:

•	intentional manipulation of our stock price by existing or future stockholders;

•	short selling of our common stock or related derivative securities;

•	a single acquisition or disposition, or several related acquisitions or dispositions, of a large number of our shares;

•	the interest, or lack of interest, of the market in our business sector;

•	the interest, or lack of interest, of the market in our business sector, without regard to our financial condition or results of operations;

•	the adoption of governmental regulations and similar developments in the United States or abroad that may affect our ability to offer our products and services or affect our cost structure; and

•	economic and other external market factors, such as a general decline in market prices due to poor economic indicators or investor distrust.

Our ability to issue Preferred Stock and common stock may significantly dilute ownership and voting power, negatively affect the price of our common stock and inhibit hostile takeovers.

Under our Articles of Incorporation, we are authorized to issue up to 10,000,000 million shares of Preferred Stock and 90,000,000 million shares of common stock without seeking stockholder approval. Any issuance of such Preferred Stock or common stock would dilute the ownership and voting power of existing holders of our common stock and may have a negative effect on the price of our common stock. The issuance of Preferred Stock without stockholder approval may also be used by management to stop or delay a change of control, or might discourage third parties from seeking a change of control of our company, even though some stockholders or potential investors may view possible takeover attempts as potentially beneficial to our stockholders.

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Our common stock is a “low-priced stock” and subject to regulations that limits or restricts the potential market for our stock.

Shares of our common stock are “low-priced” or “penny stock,” resulting in increased risks to our investors and certain requirements being imposed on some brokers who execute transactions in our common stock.  In general, a low-priced stock is an equity security that:

•	Is priced under five dollars;

•	Is not traded on a national stock exchange, such as NASDAQ or the NYSE;

•	Is issued by a company that has less than $5 million in net tangible assets (if it has been in business less than three years) or has less than $2 million in net tangible assets (if it has been in business for at least three years); and

•	Is issued by a company that has average revenues of less than $6 million for the past three years.

We believe that our common stock is presently a “penny stock.” At any time the common stock qualifies as a penny stock, the following requirements, among others, will generally apply:

•	Certain broker-dealers who recommend penny stock to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale.

•	Prior to executing any transaction involving a penny stock, certain broker-dealers must deliver to certain purchasers a disclosure schedule explaining the risks involved in owning penny stock, the broker-dealer’s duties to the customer, a toll-free telephone number for inquiries about the broker-dealer’s disciplinary history and the customer’s rights and remedies in case of fraud or abuse in the sale.

•	In connection with the execution of any transaction involving a penny stock, certain broker-dealers must deliver to certain purchasers the following:

o	bid and offer price quotes and volume information;

o	the broker-dealer’s compensation for the trade;

o	the compensation received by certain salespersons for the trade;

o	monthly accounts statements; and

o	a written statement of the customer’s financial situation and investment goals.

We have never paid, and do not intend to pay in the future, dividends on our common stock

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. It is unlikely that investors will derive any current income from ownership of our stock. This means that the potential for economic gain from ownership of our stock depends on appreciation of our stock price and will only be realized by a sale of the stock at a price higher than the purchase price.

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We do not have significant tangible assets that could be sold upon liquidation.

We have nominal tangible assets. As a result, if we become insolvent or otherwise must dissolve, there will be no tangible assets to liquidate and no corresponding proceeds to disburse to our shareholders. If we become insolvent or otherwise must dissolve, shareholders will likely not receive any cash proceeds on account of their shares.

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MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion contains statements that constitute forward-looking statements.  Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “likely,” “believe,” “intend” or “expect” or similar words.  When considering such forward-looking statements, you should keep in mind the risk factors noted in the section of this Report entitled “Risk Factors” and other cautionary statements throughout this Report.  You should also keep in mind that all forward-looking statements are based on management’s existing beliefs about present and future events outside of management’s control and on assumptions that may prove to be incorrect.

AllDigital/Aftermarket Merger

AllDigital Holdings acquired all of the assets and operations of AllDigital in the Merger that was effected on July 29, 2011. AllDigital Holdings was named “Aftermarket Enterprises, Inc.” at the time and subsequently changed its name to AllDigital Holdings, Inc. on August 25, 2011. Throughout this Report, AllDigital Holdings and AllDigital, as a consolidated entity, are referred to as the “Company”, “we” or “us”. To the extent we need to distinguish AllDigital Holdings from AllDigital, we refer to AllDigital Holdings as “AllDigital Holdings” and to AllDigital as “AllDigital.” To the extent we refer to the operations of AllDigital Holdings prior to the Merger or the automotive accessories business conducted by AllDigital Holdings prior to the Merger, we refer to AllDigital Holdings by its former name “Aftermarket.”

AllDigital Overview

AllDigital was incorporated in the State of California on August 3, 2009 with the primary purpose of developing the first comprehensive offering of software tools and back-end services dedicated to managing the complex Pairing of cloud-based digital media and Digital Services with Internet-connected Devices.

Our products and services provide the software tools and back-end services required by content owners and providers of Digital Services to manage and optimize the ongoing Pairing of digital media and Digital Services with an increasingly diverse and complex offering of Devices. We accomplish this by enabling and maximizing the performance of, the cloud-based storage, processing and transit of digital media and Digital Services to multiple Devices simultaneously. Our business model primarily targets content owners and providers of Digital Services that need to distribute their digital media and Digital Services to a large, increasingly fragmented, and rapidly growing market of diverse Devices operating on a number of different Device platforms.

The activities of AllDigital following its formation in August 2009 primarily involved the sale of certain professional services to fund our earliest operations, as well as certain organizational activities. Our early stage sales largely involved custom software development projects for the individual implementation of a Digital Service to a single Device. Organizational activities included planning and beginning to develop the pilot version of our proprietary Media i/o platform and designing custom projects that act as reference designs for future projects.

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In early 2010, we began to design and develop the pilot version of our proprietary Media i/o platform. This involved initial design development and documentation in the form of a published white paper. During the remainder of 2010, we began the development and launch of the pilot version of the Media i/o platform, performed beta testing, received market feedback, and then launched initial services related to cloud storage and quality of service monitoring. As of December 31, 2010, elements of the Media i/o platform and related services were in use with certain customers. In addition, beginning in 2010, we began to develop selected early stage partner relationships.

For the first six months of 2011, we have continued to expand existing customer relationships, established new customer relationships through word of mouth and partner referrals, continued to develop and mature different elements of the Media i/o platform and overall product portfolio, and worked with selected customers on novel digital media and Digital Service to Device implementations.

Other than a total of approximately $36,431 in notes payable from our founders that were repaid or settled as of the six months ended June 30, 2010, we have largely relied on the sales of our products and services to fund its operations to date.

In November 2010, we commenced an offering of up to $500,000 in convertible promissory notes in a bridge financing in order to raise funds primarily to pay the legal, audit and other transaction costs directly related to a proposed merger with Aftermarket, a fully reporting company quoted on the OTC Bulletin Board (but not currently trading). If the merger was consummated, AllDigital’s shareholders would hold a majority of the outstanding capital stock of Aftermarket following the closing. In connection with the proposed merger, Aftermarket also conducted an offering to raise a minimum of $1,000,000 in aggregate proceeds, including those from the bridge financing. As of June 30, 2011, AllDigital raised $500,000 in promissory notes through the bridge financing. On July 29, 2011, the proposed Merger closed. AllDigital now operates as a subsidiary of Aftermarket, now renamed AllDigital Holdings, Inc, and represents the operating business of the Company.

General Outlook

Since our inception, there has been significant and growing interest in our services.

We recognized $1,091,711 in revenues for the six months ended June 30, 2011, compared to $593,420 in revenues for the same period in 2010. During the year ended December 31, 2010, we recognized $1,153,154 in revenues, compared to $79,834 in revenues for the period of August 3, 2009 (inception) through the period ended December 31, 2009.

Each of our 2009, 2010 and 2011 customers has directly or indirectly contributed to the initial design requirements, market validation, and early stage funding of the pilot version of our Media i/o platform and related service offering, and they have enabled us to fund our operations without third party investment. Our customers to date have largely been a result of direct sales, word of mouth, or partner referrals.

Industry analysts have predicted that, over the next few years, providers will develop several hundred thousand different Apps that enable new and innovative functionality to a growing universe of Devices and Digital Services. The makers and providers of these Apps and related Digital Services will come from a number of different market segments, including media and entertainment, enterprise, education, interactive gaming and government, and represent AllDigital’s existing and target customers.

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We believe Digital Services are not only rapidly proliferating, but are becoming increasingly critical to enterprise core business applications, implemented to achieve a wide variety of objectives, driving new business models and business strategies, and changing the way AllDigital’s customers store and originate data and software applications.

Many of the Digital Service and App pioneers (such as Facebook, Netflix and Pandora) have made, and must continue to make, significant, ongoing investments in order to keep their services Paired to hundreds of different types of Devices. Smaller and emerging companies typically lack the scale and expertise to compete. AllDigital was founded to enable its customers to outsource the complex process of Pairing a Digital Service to a Device to a trusted, third party service provider.

We expect that the need for Digital-Service-to-Device software tools and back-end services will accelerate significantly over the next 2-3 years, which acceleration we anticipate will be driven by the convergence of the following two key market dynamics: (1) The market for Devices is substantial and rapidly growing, and, (2) Digital Services are increasingly critical to enterprise core business applications, are implemented to achieve a wide variety of objectives and are rapidly proliferating.

We also believe the growth of the Digital Services market will not be sustainable without the creation of third party service providers that offer to market players the software tools and back-end services necessary to the ongoing Pairing of reliable, secure and high-speed Digital Services to various Devices and Device platforms.

Our ability to successfully generate future revenues is dependent on a number of factors, including (i) the availability of capital to continue to develop, operate and maintain our proprietary Media i/o platform and other products, (ii) the ability to commercialize our portfolio of products to content owners, Digital Services providers, and other enterprises, and (iii) our ability to develop channel and other partnerships with other organizations within and outside the digital media services industry. There can be no assurance that we will not encounter setbacks related to these activities.

Results of Operations – Quarters Ended June 30, 2010 and 2011

The following discussions are based on the consolidated balance sheets as June 30, 2010 (unaudited) and statement of operations for the three months ended June 30, 2010 and 2011(unaudited) and notes thereto, attached following the signature pages hereof.

The tables presented below, which compare our results of operations from one period to another, present the results for each period and the change in those results from one period to another in both dollars and percentage change. The columns present the following:

•	The first two data columns in each table show the dollar results for each period presented.
•	The columns entitled “Dollar variance” and “% variance” show the change in results, both in dollars and percentages. These two columns show favorable changes as positive and unfavorable changes as negative. For example, when net sales increase from one period to the next, that change is shown as a positive number in both columns. Conversely, when expenses increase from one period to the next, that change is shown as a negative in both columns.
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Three Months Ended June 30, 2011 Compared to Three Months Ended June 30, 2010

(Unaudited)

	For the three months ended June 30,		Dollar variance favorable	% variance favorable
	2011	2010	(unfavorable)	(unfavorable)

Net sales	$651,883	$278,934	$372,949	133.7%

Cost of sales	357,158	260,882	(96,276)	(36.9%)

Gross profit	294,725	18,052	276,673	1,532.6%

Operating expenses
Selling, marketing, and advertising	34,750	15,643	(19,107)	(122.1%)
General and administrative	230,144	72,272	(157,872)	(218.4%)
Total operating expenses	264,894	87,915	(176,979)	(201.3%)

Profit (loss) from operations	29,831	(69,863)	99,694	142.7%

Other income (expense)
Interest income	241	—	241	—
Interest expense	(12,616)	336	(12,952)	(3,854.8%)
Other income	—	623	(623)	(100.0%)
Total other income (expense)	(12,375)	959	(13,334)	(1,390.4%)

Profit (loss) before provision for income taxes	17,456	(68,904)	86,360	125.3%
Provision for income taxes	800	—	(800)	(100.0%)
Net income (loss)	$16,656	$(68,904)	$85,560	124.2%

Net Sales. Net sales increased by $372,949, or 134% in the second quarter of 2011, primarily due to the completion of a series of on-boarding services deliverables related to one of our contracts with one of our largest customers, Rogers Communications.

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Gross Profit. Gross profit increased by $276,673, or 1,533%, in the second quarter of 2011 compared to the second quarter of 2010. The increase in gross profit primarily resulted from the increase in on-boarding services revenue summarized above.

Selling, Marketing and Advertising Expenses. Selling, marketing and advertising expenses increased by $19,107, or 122%, in the second quarter of 2011 compared to the second quarter of 2010. 80% of the increase was due to increased salary and payroll related expenses, with the remaining 20% due to increased travel and other selling expenses.

General and Administrative Expenses. General and Administrative expenses increased by $157,872, or 218%, in the second quarter of 2011 compared to the second quarter of 2010. The increase was primarily due to increases of $100,925 in salary and payroll related expenses due to existing and additional employees, an increase of $15,567 in travel expenses, and increases of $13,485 in computer supplies, and $11,334 in accounting expenses.

Interest Expense. Interest expense increased by $12,952 in the second quarter of 2011 as compared to interest income of ($336) in the second quarter of 2010. The increase was entirely due to $12,466 in interest expense related to bridge loans in the second quarter of 2011. There were no bridge loans in the second quarter of 2010.

Results of Operations – Six Months Ended June 30, 2010 and 2011

The following discussions are based on the consolidated balance sheets as of June 30, 2011 (unaudited) and statement of operations for the six months ended June 30, 2010 and 2011 (unaudited) and notes thereto, attached following the signature pages hereof.

The tables presented below, which compare our results of operations from one period to another, present the results for each period and the change in those results from one period to another in both dollars and percentage change. The columns present the following:

•	The first two data columns in each table show the dollar results for each period presented.

•	The columns entitled “Dollar variance” and “% variance” show the change in results, both in dollars and percentages. These two columns show favorable changes as positive and unfavorable changes as negative. For example, when net sales increase from one period to the next, that change is shown as a positive number in both columns. Conversely, when expenses increase from one period to the next, that change is shown as a negative in both columns.

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Six Months Ended June 30, 2011 Compared to Six Months Ended June 30, 2010

(Unaudited)

	For the six months ended June 30,		Dollar variance favorable	% variance favorable
	2011	2010	(unfavorable)	(unfavorable)

Net sales	$1,091,711	$593,420	$498,291	84.0%

Cost of sales	628,472	452,320	(176,152)	(38.9%)

Gross profit	463,239	141,100	322,139	228.3%

Operating expenses
Selling, marketing, and advertising	66,920	27,317	(39,603)	(145.0%)
General and administrative	366,266	148,322	(217,944)	(146.9%)
Total operating expenses	433,186	175,639	(257,547)	(146.6%)

Profit (loss) from operations	30,053	(34,539)	64,592	187.0%

Other income (expense)
Interest income	407	—	407	—
Interest expense	(22,091)	—	(22,091)	—
Other income	—	11,322	(11,322)	(100.0%)
Total other income (expense)	(21,684)	11,322	(33,006)	(291.5%)

Profit (loss) before provision for income taxes	8,369	(23,217)	31,586	136.1%
Provision for income taxes	1,600	—	(1,600)	—
Net income (loss)	$6,769	$(23,217)	$29,986	129.2%

Net Sales. Net sales increased by $498,291, or 84%, in the first six months of 2011 compared to the first six months of 2010 generally due to the expansion of existing customer relationships, and new customer relationships, as well as due to the completion of a series of on-boarding services deliverables related to one contract with one of our largest customers, Rogers Communications.

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Gross Profit. Gross profit increased by $322,139, or 228%, in the first six months of 2011 compared to the first six months of 2010. The increase in gross profit generally resulted from the increase in on-boarding services revenue summarized above.

Selling, Marketing and Advertising Expenses. Selling, marketing and advertising expenses increased by $39,603, or 145%, in the first six months of 2011 compared to the first six months of 2010. 88% of the increase was due to increased salary and payroll related expenses, with the remaining 12% due to increased travel and other selling expenses.

General and Administrative Expenses. General and Administrative expenses increased by $217,944, or 147%, in the first six months of 2011 compared to the first six months of 2010. The increase was primarily due to increases of $166,554 in salary and expenses related to existing and new employees, $20,859 in legal expenses, and $18,478 in travel expenses.

Interest Expense. Interest expense increased by $22,091 in the first six months of 2011 compared to the first six months of 2010. $21,781 of the increase was due to interest expense related to bridge loans during the first six months of 2011. There were no bridge loans during the first six months of 2010.

Results of Operations – Year Ended December 31, 2009 and 2010

The following discussions are based on the consolidated balance sheets as December 31, 2009 and 2010 and statement of operations for the years ended December 31, 2009 and 2010 and notes thereto, attached following the signature pages hereof.

The tables presented below, which compare AllDigital’s results of operations from one period to another, present the results for each period and the change in those results from one period to another in both dollars and percentage change. The columns present the following:

•	The first two data columns in each table show the dollar results for each period presented.

•	The columns entitled “Dollar variance” and “% variance” show the change in results, both in dollars and percentages. These two columns show favorable changes as positive and unfavorable changes as negative. For example, when net sales increase from one period to the next, that change is shown as a positive number in both columns. Conversely, when expenses increase from one period to the next, that change is shown as a negative in both columns.

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Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

 '

	Year ended December 31,		Dollar variance favorable	% variance favorable
	2010	2009	(unfavorable)	(unfavorable)

Net sales	$1,153,154	$79,834	$1,073,320	1,344.4%

Cost of sales	907,929	19,490	(888,439)	(4,558.4%)

Gross profit	245,225	60,344	184,881	306.4%

Operating expenses
Selling, marketing, and advertising	79,774	2,587	(77,187)	(2,983.7%)
General and administrative	324,523	57,691	(266,832)	(462.5%)
Total operating expenses	404,297	60,278	(344,019)	(570.7%)

Profit (loss) from operations	(159,072)	66	(159,138)	(241,118.2%)

Other income (expense)
Interest income	46	—	46	—
Interest expense	(3,319)	—	(3,319)	—
Other income	11,322	—	11,322	—
Total other income (expense)	8,049	—	8,049	—

Profit (loss) before provision for income taxes	(151,023)	66	(151,089)	(228,922.7%)
Provision for income taxes	—	800	800	—
Net income (loss)	$(151,023)	$(734)	$(150,289)	(20,475.3%)

Net Sales. Net sales increased by $1,073,320 to $1,153,154 for 2010, compared to $79,834 for the period from August 3, 2009 (inception) through December 31, 2009. This increase in net sales was due primarily to new customers during our first full calendar year of operations.

Gross Profit. Gross profit increased by $184,881, or 306% to $245,225 for 2010, compared to $60,344 for the period from August 3, 2009 (inception) through December 31, 2009. The increase in gross profit resulted from increases in net sales from new customers during our first full calendar year of operations.

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Selling, Marketing and Advertising Expenses. Selling, marketing and advertising expenses increased by $77,187, or 2,984% for 2010, compared to $2,587 for the period from August 3, 2009 (inception) through December 31, 2009. 85% of the increase was due to increased salary and payroll related expenses, with the remaining 15% due to increased travel and other selling expenses.

General and Administrative Expenses. General and administrative expenses increased by $266,832, or 463%, to $324,523 for 2010, compared to $57,691 for the period from August 3, 2009 (inception) through December 31, 2009. The increase was primarily due to increases of $89,972 in payroll related expenses, $38,119 in rent expense, $37,499 in legal expenses, $17,525 in travel expenses, $17,500 in consulting expenses, $16,159 in office expenses, $15,208 in phone expenses, and $11,183 in accounting expenses.

Interest Expense. Interest expense increased by $3,319 to $3,319 for 2010 compared to $0 for the period from August 3, 2009 (inception) through December 31, 2009. A total of $2,966 in interest expense was incurred related to $300,000 of bridge loan notes issued in November 2010. There were no bridge loans in 2009.

Other Income. The change in other income was primarily the result of a $10,698 note payable owed to one of the founders, by AllDigital, that was waived by the founder.

Impact of Inflation

In the opinion of our management, inflation has not and will not have a material effect on our operations in the immediate future.  Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

Liquidity and Capital Resources

As of August 18, 2011, after the Merger, we had current assets of approximately $1,303,000, including $1,017,000 in cash and cash equivalents.

Other than a total of approximately $36,431 in notes payable from AllDigital’s founders that were repaid or settled as of the six months ended June 30, 2010, AllDigital has largely relied on the sales of its products and services to fund its operations to date.

Cash increased from $267,981 at December 31, 2010 to $482,777 at June 30, 2011, due primarily to the issuance of $200,000 of bridge notes payable and $69,484 net cash provided by operations, offset by $54,688 used in the purchase of property and equipment. Net cash provided by operating activities was $69,484 and $35,822 for the six months ended June 30, 2011 and 2010, respectively.

The increase of $53,587 in investing activities for the six months ended June 30, 2011, as compared to the six-month period ended June 30, 2010, primarily reflects the purchase of $54,688 in computer equipment and software during the six-months ended June 30, 2011 versus the purchase of $1,101 in computer equipment during the six months ended June 30, 2010.

In November 2010, AllDigital commenced an offering of up to $500,000 in convertible promissory notes in a bridge financing in order to raise funds primarily to pay the legal, audit and other transaction costs directly related to the completed merger transaction with Aftermarket and related offering to raise a minimum of $1,000,000 in aggregate proceeds, including those from the bridge financing. As of December 31, 2010 and June 30, 2011, AllDigital raised $300,000 and $500,000 in promissory notes through the bridge financing, respectively. On July 29, 2011, Aftermarket closed the offering in which we raised a total of $1,057,732 in capital, including the conversion of $576,082 in bridge financing debt and other obligations.

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We monitor our financial resources on an ongoing basis and may adjust planned business activities and operations as needed to ensure that we have sufficient operating capital. We evaluate our capital needs, and the availability and cost of capital on an ongoing basis and expect to seek capital when and on such terms as deemed appropriate based upon an assessment of our current liquidity, capital needs, and the availability and cost of capital. Given our early stage of development, we do not expect that bank or other institutional debt financing will be available. We expect that any capital we raise will be through the issuance of equity securities, warrants or similar securities. We do not have any commitments to provided financing. We believe that we will be able to obtain financing when and as needed, but may be required to pay a high price for capital.

Quantitative and Qualitative Disclosures About Market Risk

As a smaller reporting company, we are not required to provide information required by this Item.

Critical Accounting Policies and Estimates

Management based the preceding discussion and analysis of our financial condition and results of operations on our consolidated financial statements. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our critical accounting policies and estimates, including those described below. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies affect the more significant judgments and estimates used in the preparation of our consolidated financial statements. These judgments and estimates affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting periods. Changes to these judgments and estimates could adversely affect the Company’s future results of operations and cash flows.

Basis of Presentation

Unaudited, interim, condensed financial statements are prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The condensed financial statements reflect all normal recurring adjustments, that, in the opinion of management, are considered necessary for a fair presentation of the results for the periods shown. The results of operations for the periods presented are not necessarily indicative of the results expected for the full fiscal year or for any future period. The information included in these unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements for the applicable fiscal year ended.

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Use of Estimates

Financial statements are prepared in conformity with U.S. GAAP and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The use of estimates may also affect the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, realization of capitalized assets, valuation of equity instruments and other instruments indexed to the Company’s common stock, and deferred income tax valuation allowances. Actual results could differ from those estimates.

Cash and Cash Equivalents:

The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Revenue Recognition

The Company recognizes revenues related to software in accordance with Accounting Standards Update (“ASU”) 2009-14, which amends FASB ASC Topic 985 to exclude tangible products containing software components and non-software components that function together to deliver the product’s essential functionality. Software products revenue is recorded when the following conditions are met: 1) evidence of arrangement exists, 2) delivery has been made, 3) the amount is fixed, and 4) collectability is probable. The Company does not have tangible products containing software components; however, in the event the Company provides such products in the future, the Company will recognize its portion of revenue when tangible products are delivered. Post-contract customer support ("PCS") obligations are insignificant; therefore, revenue for PCS is recognized at the same time as the licensing fee, and the costs of providing such support services are accrued and amortized over the obligation period.

Certain of the Company’s customer contracts include revenue arrangements that may consist of multiple product and service deliverables. Such contracts are accounted for in accordance with ASC 605-25, as amended by ASU 2009-13. For the Company’s multiple-element arrangements, deliverables are separated into more than one unit of accounting when (i) the delivered element(s) have value to the customer on a stand-alone basis, and (ii) delivery of the undelivered element(s) is probable and substantially in the control of the Company. Revenue is then allocated to each unit of accounting based on the estimated selling price determined using a hierarchy of evidence based first on Vendor-Specific Objective Evidence (“VSOE”) if it exists, based next on Third-Party Evidence (“TPE”) if VSOE does not exist, and finally, if both VSOE and TPE do not exist, based on the Company’s best estimate of selling price (“BESP”). If deliverables cannot be separated into more than one unit, then the Company does not recognize revenue until all deliverables have been delivered.

Certain of the Company's customer contracts are also for a variety of recurring monthly maintenance and support services following the on-boarding process. Revenue is recognized on a monthly basis over the life of such contracts.

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Revenue from certain design and development contracts, where the product is designed, developed or modified to the customer’s specifications, will be recognized on a percentage of completion basis in accordance with ASC 605-35 based on the estimated costs incurred compared to total estimated costs, when such costs can be reasonably estimated.

The Company typically charges Media i/o platform management fees, as well as monthly recurring charges for our back-end storage, processing and origin transit services. These fees are billed based on a minimum commitment plus actual usage basis, and the term of customer contracts may vary.

Monthly recurring revenues are recognized ratably over the period in which they are delivered and earned. Non-recurring revenues typically come from custom “on-boarding” services such as technical consulting, custom software application and/or Digital Service development and general setup and testing costs to prepare a Digital Service for launch and distribution to one or more Internet-connected Devices.

Accounts Receivable:

Accounts receivable are recorded at their face amount less an allowance for doubtful accounts. The allowance for doubtful accounts reflects management’s best estimate of probable losses in the accounts receivable balance. Management determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. The Company generally requires a deposit or advance services payments from its customers for certain contracts involving upfront capital investment, on-boarding, or development contracts to facilitate its working capital needs.

Earnings and Loss per Share:

The Company computes net earnings (loss) per share in accordance with ASC 260-10 that establishes standards for computing and presenting net earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Fair Value of Measurements:

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities recorded at fair value in the accompanying consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

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Level Input:	Input Definition:
Level 1	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

Level 2	Inputs, other than quoted prices included in Level I, which are observable for the asset or liability through corroboration with market data at the measurement date.

Level 3	Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

For certain of the Company’s financial instruments, including accounts receivable, prepaid expenses, and accounts payable, the carrying amounts approximate fair value due to their short maturities.

Income Taxes:

We account for income taxes in accordance with ASC 740-10, Income Taxes. We recognize deferred tax assets and liabilities to reflect the estimated future tax effects, calculated at the tax rate expected to be in effect at the time of realization. We record a valuation allowance related to a deferred tax asset when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. We classify interest and penalties as a component of interest and other expenses. To date, we have not been assessed, nor have we paid, any interest or penalties.

The Company follows guidance issued by the FASB with regard to its accounting for uncertainty in income taxes recognized in the financial statements. Such guidance prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Repairs and maintenance of equipment are charged to expense as incurred. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets as follows:

Computer equipment	3 years
Software	3 years

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Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Gains or losses on dispositions of property and equipment are included in the results of operations when realized.

Impairment of Long-Lived and Intangible Assets

The Company accounts for long-lived assets, that include property and equipment and identifiable intangible assets with infinite useful lives, in accordance with FASB ASC 350-30, that requires that the Company review long-lived assets for impairment whenever events or changes in circumstances indicate that the Company may not recover the carrying amount of an asset. The Company measures recoverability by comparing the carrying amount of an asset to the expected future undiscounted net cash flows generated by the asset. If the Company determines that the asset may not be recoverable, the Company recognizes an impairment charge to the extent of the difference between the asset’s fair value and the asset’s carrying amount.

Recent Accounting Pronouncements:

In January 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and more disaggregation for the different types of financial instruments. This ASU is effective for annual and interim reporting periods beginning after December 15, 2009 for most of the new disclosures and for periods beginning after December 15, 2010 for the new Level 3 disclosures. Comparative disclosures are not required in the first year the disclosures are required. The Company did not have any significant transfers in or out of Level 1 and Level 2 fair value measurements during the year ended December 31, 2010.

In August 2009, the FASB issued ASU 2009-15, which changes the fair value accounting for liabilities. These changes clarify existing guidance that in circumstances in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value using either a valuation technique that uses a quoted price of either a similar liability or a quoted price of an identical or similar liability when traded as an asset, or another valuation technique that is consistent with the principles of fair value measurements, such as an income approach (e.g., present value technique). This guidance also states that both a quoted price in an active market for the identical liability and a quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 input fair value measurements. This ASU became effective for the Company on January 1, 2010. Adoption of this ASU did not have a material impact on the Company’s financial statements.

In June 2009, the FASB issued accounting guidance contained within ASC 810, Consolidation (“ASC 810”), regarding the consolidation of variable interest entities (formerly SFAS No. 167, Amendments to FASB Interpretation No. 46(R)). ASC 810 is intended to improve financial reporting by providing additional guidance to companies involved with variable interest entities and by requiring additional disclosures about a company’s involvement in variable interest entities. This standard is effective for interim and annual periods beginning after November 15, 2009. The Company’s adoption of this ASC on January 1, 2010 had no material impact on the Company’s financial statements.

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In June 2009, the FASB issued ASC 860, Transfers and Servicing (“ASC 860”), (formerly SFAS No. 166, Accounting for Transfers of Financial Assets). ASC 860 requires more information about transfers of financial assets and where companies have continuing exposure to the risk related to transferred financial assets. It eliminates the concept of a qualifying special purpose entity, changes the requirements for derecognizing financial assets, and requires additional disclosure. This standard is effective for interim and annual periods beginning after November 15, 2009. The Company adopted this standard on January 1, 2010. The adoption of this standard had no material impact on the Company’s financial statements.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information, as of August 1, 2011, as to each person known to us who beneficially owns more than 5% of our outstanding common stock and information as to the ownership of our common stock by each named executive officer, each person serving as a director as of such date and all officers and directors as a group.  Except as otherwise indicated in the footnotes to this table, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially being owned by them.

Name of Officer or Director or 5% Shareholder	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (1) (2)
Paul Summers (Chairman and Chief Executive Officer)	6,321,042	(3)	24.87%
Stephen Smith (Director and Vice President of Network Services)	6,320,877	(4)	24.87%
Timothy Napoleon (Director and Vice President of Media Services)	6,000,000		23.71%
John Walpuck (Chief Financial Officer and Chief Operating Officer)	660,000	(5)	2.56%
Brad Wilhite (Director)	968,301	(6)	3.83%
All officers and directors as a group (5 persons)	20,270,220		77.99%

(1)	Based on 25,307,928 shares of common stock outstanding as of August 1, 2011. Includes all shares of common stock issuable pursuant to the exercise of options and warrants that are exercisable on or before October 1, 2011 and held by such person.
(2)	Based on 25,307,928 shares of common stock outstanding as of August 1, 2011. Includes all shares of common stock issuable pursuant to the exercise of options and warrants that are exercisable on or before October 1, 2011 and held by such person in the numerator and denominator. Does not include shares issuable pursuant to options and warrants that are held by other persons or groups.
(3)	All such shares held of record by Paul and Kristen Summers Family Trust, Dated April 22, 2002. Mr. and Mrs. Summers have authority to vote and dispose of such shares. Includes warrants to purchase 107,014 shares of common stock.
(4)	All such shares held of record by Stephen James Smith Trust Dated October 24, 2002. Mr. Smith has the authority to vote and dispose of such shares. Includes Warrants to purchase 106,959 shares of common stock.
(5)	Includes warrants to purchase 95,000 shares of common stock and option to purchase 375,000 shares of common stock vesting on or before October 1, 2011.
(6)	Owned of record by Ascendiant Capital Group, LLC, which is managed by Brad Wilhite and Mark Bergendahl.
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DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each of our executive officers and directors as of August 1, 2011:

Name	Age	Position
Paul Summers	45	Chairman and CEO
Timothy Napoleon	37	Vice President of Media Services and Director
Stephen Smith	43	Vice President of Network Services and Director
John Walpuck	49	COO and CFO
Brad Wilhite	46	Director

Board of Directors

The following paragraphs set forth certain biographical information about our Board of Directors: including their specific qualifications to serve as directors of the Company in light of the Company’s business and structure.

Paul Summers has served as our Chairman and Chief Executive Officer since late July 2011. Mr. Summers is a co-founder of AllDigital, and has served as the Chief Executive Officer and Chairman of the Board of AllDigital since its inception in August 2009. Prior to AllDigital, Mr. Summers was a co-founder of VitalStream Holdings, Inc. where he served as President and CEO from 2000 to 2004. Prior to VitalStream, Mr. Summers founded AnaServe, Inc., in 1995. Anaserve was a privately held Web hosting company that sold to Concentric Network Corporation in 1998. During the periods from 1998 – 2000 and 2004 – 2009, Mr. Summers was self-employed, managing his investments. He has over 20 years of executive management and digital media services experience. He is an alumnus of the University of Southern California where he earned a Bachelor of Science degree.

Mr. Summers was appointed as a director in light of his executive management experience with small public companies, his experience in the industry and his knowledge of the Company and its markets and products.

Timothy Napoleon has served as our Vice President of Media Services and a director since late July 2011. Mr. Napoleon is a co-founder of AllDigital, and has served as the Vice President of Media Services and a Director of AllDigital since its inception in August 2009. Prior to AllDigital, Mr. Napoleon was the Chief Strategist, Media and Entertainment, for Akamai Technologies, Inc. (NYSE: AKAM), where he worked from 2005 until August 2009. Prior to Akamai, Mr. Napoleon was the Vice President of Business Development at VitalStream Holdings, Inc., where he worked from 2000 to 2005. Mr. Napoleon’s career background thus far has been as a digital media product architect, as well as a marketing and business development executive in the online media and entertainment industries for the past 10 years. Mr. Napoleon received his MBA from the University of Southern California’s Marshall School of Business after earning a BA in Communications from the California State University at Fullerton.

Mr. Napoleon was appointed as a director in light of his experience in the industry and his knowledge of the Company and its markets and products.

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Steve Smith has served as our Vice President of Network Services and a director since late July 2011. Mr. Smith is a co-founder of AllDigital, and has served as the Vice President of Network Services and a Director of AllDigital since September 2009. Mr. Smith has over 25 years of highly specialized experience in a wide variety of storage technologies, hosting applications and digital media services delivery technologies. Prior to AllDigital, Mr. Smith was the Founder and President of HCI, which provided specialized technical and security-intensive management services for a variety of Internet-based companies, from October 2006 to September 2009. Prior to HCI, Mr. Smith served as the CTO of VitalStream Holdings, Inc.'s integrated content services business unit, where he worked from 2000 through October 2006.

Mr. Smith was appointed as a director in light of his experience in the industry and his knowledge of the Company and its markets and products.

Brad Wilhite, a director since late July 2011, is a Co-Founder and Managing Partner of Ascendiant Capital Markets LLC and Ascendiant Securities LLC – two registered broker-dealers and FINRA member firms - and Ascendiant Capital Partners LLC, a direct investor in publicly-traded, emerging growth companies.    Mr. Wilhite has over twenty years of experience providing capital and strategic guidance to early stage, emerging growth, and lower middle market companies.   Mr. Wilhite earned a Master’s degree in Business Administration, and a Bachelor’s degree in Business Administration from Texas Christian University (TCU) in Fort Worth, Texas. He maintains FINRA Series 7, 24, 63, and 79 securities registrations.

Mr. Wilhite was appointed as a director in light of his experience as a broker and his knowledge of financial markets, particularly his experience with early stage companies.

Executive Officers

The following paragraphs set forth certain biographical information about the executive officers of the Company (other than Paul Summers, Timothy Napoleon and Steven Smith, whose information is provided above):

John Walpuck has served as our Chief Operating Officer and Chief Financial Officer since late July 2011. Mr. Walpuck began serving as a consultant to AllDigital in July 2010, and was appointed the Chief Operating Officer and Chief Financial Officer of AllDigital in December 2010. Mr. Walpuck brings over 23 years of experience in finance and general management to AllDigital. Prior to AllDigital, Mr. Walpuck served as the President and CEO of Disaboom, Inc., where he worked from 2007 to 2010. Disaboom is an online business and social network dedicated to people with disabilities. Prior to Disaboom, he served as the Senior Vice President and Chief Financial Officer of Nine Systems Corporation, a digital media services company acquired by Akamai (NYSE: AKAM) in 2007. Mr. Walpuck has an MBA from the University of Chicago. He is a CMA, CPA and holds other professional certifications.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation of the “named executive officers”, which are our Company’s Chief Executive Officer as of the date hereof and each other executive officer whose total compensation exceeding $100,000 during either of the last two fiscal years of the Company. For information on Aftermarket’s compensation of Adam Anthony, its sole executive officer prior to the Merger (who resigned at the closing of the Merger), see the Annual Report on Form 10-K filed by Aftermarket on March 31, 2011.

Name and Principal Position (a)	Year (b)	Salary ($) (c)(1)		Bonus ($) (d)(2)		Stock Awards ($) (e)		Option Awards ($) (f)		Non-Equity Incentive Plan Compensation ($) (g)(3)		All Other Compensation ($) (i)			Total ($) (j)
Paul Summers, Chief Executive Officer	2010 2009	$ $	47,100 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	23,196 4,944	(3) (3)	$ $	70,296 4,944
Steven Smith, Vice President of Network Services	2010 2009	$ $	200,000 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	6,549 0	(3)	$ $	206,549 0

(1)	Information with respect to employment agreements is set forth in “Executive Employment Agreements, Termination of Employment and Change of Control Arrangements” below.
(2)	Awards of stock are calculated based on the aggregate grant date fair value of $.0001 per share and computed in accordance with FASB ASC Topic 718.
(3)	Represents a reimbursement of health insurance costs.

Outstanding Equity Awards at Fiscal Year-End

None of the Named Executive Officers held outstanding equity awards as of December 31, 2010.

Executive Employment Agreements, Termination of Employment and Change of Control Arrangements

The Company is negotiating employment agreements with each of Paul Summers, Tim Napoleon, Steve Smith and John Walpuck, which employment agreements are anticipated to have substantially the terms described below. Except as described below, each of the employment agreements is anticipated to be in the same form.

The employment agreements provide for a minimum salary of $144,000 per annum for each of the executive officers.

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Pursuant to the employment agreement, the respective executive officer is entitled to the minimum base salary specified in the prior paragraph and an annual bonus target opportunity equal to 50% of his base salary upon achievement of certain performance measures, and standard health and other benefits. The executive officer’s employment relationship is “at-will.” The employment agreement includes a provision relating to the protection of confidential information, a covenant by the executive officer to work and reside in Orange County, California, a non-competition covenant during the term of his employment and a 12-month non-solicitation covenant. Under the employment agreement, if the executive officer’s employment is terminated by him for good reason, which includes, (a) a material change in the terms and conditions of his employment, (b) a change in the principal place of employment materially increasing his commute time, or (c) any other event that is a functional equivalent of an involuntary termination and which falls within the safe-harbor provisions related to termination for good reason set forth in the regulations implementing Section 409A of the Internal Revenue Code, he is entitled to a severance benefit equal to his base salary and health benefits for one year. If the executive officer is terminated by the Company without cause, he is entitled to a severance benefit equal to his base salary and health benefits for one year. None of the executive officers are entitled to any severance if his employment is terminated at any time by the Company with cause or by the executive officer without good reason.

In addition to the foregoing, Mr. Walpuck’s employment agreement includes a provision under which the vesting of his stock options automatically accelerates upon a change of control.

Compensation of Directors

No compensation was paid to any Board member during the fiscal year-ended December 31, 2010.

Compensation Committee Interlocks and Insider Participation

The Company currently has no compensation committee or other board committee performing equivalent functions.   All compensation decisions are made by the Board of Directors, which consists of Paul Summers, Timothy Napoleon, Steven Smith and Brad Wilhite.

Compensation Policies and Practices

Our management has reviewed the Company’s compensation program as it relates to all of the Company’s full-time employees and believes that there is no material risk in the program.  As a matter of best practice, our management continues to monitor the Company’s compensation program to ensure that it continues to align the interests of the Company’s employees with those of our long-term shareholders while avoiding unnecessary or excessive risk.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the employment and director compensation relationships discussed in Executive Compensation above and the transactions described below, there have been no material transactions between the Company and any executive officer, director, 5% stockholder or immediate family member of the same during the period commencing on January 1, 2010 through the date of this Report, and none are contemplated as of the date of this Report.

As part of the offering conducted by Aftermarket, as of the closing of the Merger, each of the following executive officers converted the following amount of indebtedness owed by the AllDigital into the following number of shares of common stock and Series 2011A Warrants to purchase common stock.

Name of Officer	Amount of Indebtedness		Shares of Common Stock	Series 2011A Warrants
Paul Summers (Chairman and Chief Executive Officer)	$53,506.86	(1)	214,028	107,014
Stephen Smith (Director and Vice President of Network Services)	$53,479.46	(2)	213,918	106,959
John Walpuck (Chief Financial Officer and Chief Operating Officer)	$47,500		190,000	95,000

(1)	Indebtedness, shares and warrants held of record by Paul and Kristen Summers Family Trust, Dated April 22, 2002.
(2)	Indebtedness, shares and warrants held of record by Stephen James Smith Trust Dated October 24, 2002.

As of the date of this Report, the Company owes Mr. Summers a total of $45,324 in deferred compensation and $11,250 in unreimbursed business expenses.

Independence of Board of Directors and Committees

Our Board of Directors currently consists of Paul Summers, Timothy Napoleon, Steven Smith and Brad Wilhite. The Board of Directors has determined that Mr. Wilhite is independent, using the standards of independence applicable to companies listed on the NASDAQ stock market.   The remaining directors are not independent as they are executive officers of the Company.

We do not presently have a standing audit committee, nominating committee or compensation committee, and we do not have a charter for any such committees.  Our entire Board of Directors performs the functions generally preformed by such committees. The current directors plan to commence a search for candidates to add additional independent directors, and implement audit and compensation committees. The Company’s search will also include candidates with digital media services industry experience.

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Compensation Processes and Procedures

Because of our early stage of development and limited resources, our process for determining compensation is informal.  We do not have a compensation committee or a compensation committee charter.  We have not, and in the near future do not expect to, engage a compensation consultant with respect to compensation.  Compensation decisions are made by the entire Board of Directors, including Paul Summers, our Chief Executive Officer, based upon the Board of Directors’ subjective determination of what salaries the Company can afford with its limited resources and what level of equity-based compensation is necessary to attract and retain key personnel.   Based upon the subjective knowledge of the industry and other public companies, we believe that our salaries currently in place or proposed for our executive officers are below market.  In the future, particularly as we hire outside personnel without significant equity stakes, we expect that the cash portion of the compensation for new, and possibly existing, executives will increase.

Stockholder Communications with the Board of Directors

Stockholders may send communications to the Board of Directors or to specified individual directors by mailing such communications to John Walpuck, the COO and CFO of the Company, at the address of the Company first set forth above and indicating that such communications are for the Board of Directors or specified individual directors, as appropriate.  All communications received by mail are forwarded to the directors to which they are addressed unless the communications contain information substantially similar to that forwarded by the same stockholder, or an associated stockholder, within the past 90 days.

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Legal Proceedings

We are not engaged in any legal proceedings, nor are we aware of any pending or threatened legal proceedings that, singly or in the aggregate, would reasonably be expected to have a material adverse effect on our business, financial condition or results of operations.

Market Price of and Dividends on the Registrants Common Equity and Related Stockholder matters

Market Price of our Common Stock

Our common stock is quoted on the OTC Bulletin Board under the symbol “AFTM.” However, our common stock does not currently trade and, to our knowledge, has not traded in the past.

Outstanding Shares and Number of Stockholders

As of August 1, 2011, there were 25,307,928 shares of common stock outstanding, which were held by approximately 113 holders of record. In addition, there were 2,115,464 shares of common stock subject to outstanding warrants to purchase common stock as of such date and 2,875,000 shares of common stock subject to outstanding options to purchase common stock granted under the Company’s 2011 Stock Incentive Plan.

In addition, as part of the Merger, AllDigital agreed to permit Aftermarket to issue an aggregate of 1,538,498 Series 2011A Warrants to purchase common stock pro rata to pre-Merger shareholders of Aftermarket. Such distribution did not occur; however, management expects to honor the agreement and complete such issuance during the next 30 days.

Dividends

We have never declared or paid dividends on any class of equity securities, and we currently intend to retain any future earnings for use in our business and do not anticipate paying any dividends on our outstanding common stock in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company sets forth information with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance as of December 31, 2010:

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Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	N/A(1)	N/A(1)	N/A(1)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	N/A	N/A	N/A

(1) The shareholders of the Company approved its 2011Stock Incentive Plan in July 2011, pursuant to which the Company is authorized to issue options and other equity awards with respect to up to 4.5 million shares of common stock.

Recent Sales of Unregistered Securities

All shares of unregistered securities have been previously reported.

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DESCRIPTION OF OUR CAPITAL STOCK

Authorized and Outstanding Shares, Options and Warrants

Our authorized capital stock consists of 90,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of Preferred Stock, $0.001 par value.  As of August 1, 2011, 25,307,928 shares of our common stock are outstanding.

As of August 1, 2011, there were 25,307,928 shares of common stock outstanding, which were held by approximately 113 holders of record. In addition, there were 2,115,464 shares of common stock subject to outstanding warrants to purchase common stock as of such date and 2,875,000 shares of common stock subject to outstanding options to purchase common stock granted under the Company’s 2011 Stock Incentive Plan.

In addition, as part of the Merger, AllDigital agreed to permit Aftermarket to issue an aggregate of 1,538,498 Series 2011A Warrants to purchase common stock pro rata to pre-Merger shareholders of Aftermarket. Such distribution did not occur; however, management expects to honor the agreement and complete such issuance during the next 30 days.

The Company recently approved and authorized its 2011 Stock Incentive Plan, pursuant to which the Board of Directors may grant employees, directors and certain consultants of the Company equity incentive awards with respective up to 4.5 million shares of common stock (subject to adjustment in the event of a recapitalization).  The types of awards under the plan include:  (i) granting incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended; (ii) granting options other than incentive stock options; (iii) awarding stock bonuses; (iv) selling shares subject to restrictions; and (v) awarding performance-based awards.   As of the date of the Report, 2,875,000 awards have been granted under this plan.

Common Stock

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders.  In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any.  Holders of common stock have no cumulative voting rights or no preemptive or other rights to subscribe for shares.  Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available for dividends.  The rights, preferences and privileges of holders of our common stock are subject to any series of Preferred Stock that we may issue in the future, as described below.

Preferred Stock

Our Board of Directors has the authority to issue Preferred Stock in one or more series and to, within the limits set forth by Nevada law and without shareholder action:

•	designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

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•	create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

•	alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

•	increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the Board of Directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The issuance of Preferred Stock by our Board of Directors could adversely affect the rights of holders of our common stock.  The potential issuance of Preferred Stock, including the past issuance of the Series A Preferred Stock, may

•	have the effect of delaying or preventing a change in control of the Company;

•	discourage bids for the common stock at a premium over the market price of the common stock; and

•	adversely affect the market price of, and the voting and other rights of the holders of our common stock.

Combinations with Interested Stockholders

Sections 78.411 to 78.444 of the Nevada Revised Statutes contain provisions limiting business combinations between “resident domestic corporations” and “interested stockholders.”  These sections provide that the resident domestic corporation and the interested stockholder may not engage in specified business “combinations” for three years following the date the person became an interested stockholder unless the Board of Directors approved, before the person became an interested stockholder, either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

These sections of Nevada corporate law also contain limitations on transactions entered into with the interested stockholder after the expiration of the three-year period following the date the person became an interested stockholder.  Certain exceptions to these restrictions apply if specified criteria suggesting the fairness of a combination are satisfied.  For purposes of these provisions, “resident domestic corporation” means a Nevada corporation that has 200 or more stockholders of record, and “interested stockholder” means any person, other than the resident domestic corporation or its subsidiaries, who is:

•	the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the resident domestic corporation; or

•	an affiliate or associate of the resident domestic corporation and at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding shares of the resident domestic corporation.

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Business combination for this purpose includes:

•	a merger or plan of share exchange between the resident domestic corporation or a subsidiary and the interested stockholder or, after the merger or exchange, an affiliate;

•	any sale, lease, mortgage or other disposition to the interested stockholder or an affiliate of assets of the corporation having a market value equal to 5% or more of the market value of the assets of the corporation, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation;

•	specified transactions that result in the issuance or transfer of capital stock with a market value equal to 5% or more of the aggregate market value of all outstanding shares of capital stock of the corporation to the interested stockholder or an affiliate; and

•	certain other transactions that have the effect of increasing the proportion of the outstanding shares of any class or series of voting shares owned by the interested stockholder.

We have not elected to opt out of these provisions as permitted by Section78.434(5) of the Nevada Revised Statutes. We currently do not have 200 shareholders and, as a result, it is not a resident domestic corporation; however, if and when AllDigital Holdings becomes a resident domestic corporation in the future, the above-described provisions of the Nevada corporate code may limit certain transactions with interested stockholders.

Acquisition of Controlling Interest

Sections 78.378-78.3793 of the Nevada corporate code include “acquisition of controlling interest” provisions.  If applicable to a Nevada corporation, the provisions restrict the voting rights of certain stockholders that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.”  For purposes of these provisions, a “controlling interest” means, with certain exceptions, the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more, of all voting power in the election of directors, and “issuing corporation” means a Nevada corporation which has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation.   The restrictions of sections 78.38-78.3793 of the Nevada corporate code do not currently apply to shares of capital stock of the Company because the Company’s Articles opt out of such provisions; however, were the Articles to be amended to eliminate the opt-out provision, the above-described provisions of the Nevada corporate code would limit certain transactions with persons acquiring a controlling interest.

Transfer Agent and Registrar

Our transfer agent is Colonial Stock Transfer, located at 66 Exchange Place, Salt Lake City, UT 84111.

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Indemnification of Officers and Directors

Our Articles of Incorporation provide that, to the fullest extent permitted by Nevada law, we shall indemnify our officers and directors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which they may be made a party by reason of the fact that they are or were directors or officers of the Company.  Our Articles of Incorporation further provided that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

Our Articles of Incorporation also provide that the Company may indemnify each director, officer, employee, or agent of the Company and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which such person may be made a party by reason of such person being, or having been, a director, officer, employee, or agent of the Company, to the fullest extent permitted by Nevada law.

Our Bylaws provide that the Company shall indemnify any individual made a party to a proceeding because such individual was a director of the Company to the fullest extent permitted by Nevada law.

Our Bylaws also provide that the Company may, to the fullest extent permitted by Nevada law, pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding, if:

•	the director furnishes the Company a written affirmation of his good faith belief that he has met the standard of conduct described in the Nevada Corporations Code;

•	the director furnishes the Company a written undertaking, executed personally or on his behalf, to repay advances if it is ultimately determined that he did not meet the standard of conduct (which undertaking must be an unlimited obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

•	a determination is made that the facts then known to those making the determination would not preclude indemnification under the Nevada Corporations Code.

Our Bylaws also provide that the Company’s board of directors may authorize the Company to indemnify and advance expenses to any officer, employee, or agent of the Company who is not a director of the Company, to the fullest extent permitted by Nevada law.

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ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS

(A)          Financial Statements of Businesses Acquired

Attached hereto following the signature page beginning on Page F-1 are the following financial statements:

(B)           Pro Forma Financial Information

Following this introduction is the following pro forma financial information with respect to Aftermarket Enterprises, Inc. and AllDigital, Inc.

Pro Forma Combined Balance Sheet as of June 30, 2011
Pro Forma Combined Statements of Operations for the Six Months Ended June 30, 2011
Pro Forma Combined Statement of Operations for the Year ended December 31, 2010

With respect to such pro forma financial information, on July 29, 2011, Aftermarket consummated the Merger pursuant to which a wholly-owned subsidiary of Aftermarket merged with and into AllDigital, with AllDigital surviving as a wholly-owned subsidiary of Aftermarket, now renamed AllDigital Holdings, Inc. In the Merger, all of the outstanding shares of AllDigital capital stock were converted into the right to receive an aggregate of 18,000,000 shares of our common stock, representing approximately 71% of the outstanding shares of our common stock following the Merger. Concurrently with the transaction, Aftermarket raised $481,000 through the issuance of common stock through a private placement. Additionally, a $500,000 bridge loan, and interest accrued thereon, and $47,500 in accrued expenses, were converted into our common stock.

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The following unaudited pro forma combined balance sheet as of June 30, 2011, and pro forma combined statement of operations for the six months ended June 30, 2011 and pro forma combined statement of operations for the year ended December 31, 2010 reflect the combination of Aftermarket and AllDigital, and the issuance of shares of Aftermarket common stock to AllDigital stockholders. The unaudited pro forma combined balance sheet has been derived from unaudited consolidated historical financial statements of both Aftermarket and AllDigital. The financial statements of Aftermarket as of June 30, 2011 are contained in its Quarterly Report on Form 10-Q filed with the SEC on August 1, 2011, and the financial statements of Aftermarket as of December 31, 2010 are contained in its Annual Report on Form 10-K filed with the SEC on March 31, 2011. The financial statements of AllDigital as of June 30, 2011 and December 31, 2010 are incorporated elsewhere in this document. The unaudited pro forma condensed combined balance sheet as of June 30, 2011 was prepared as if the Merger had occurred on that date, and the pro forma combined statements of operations for the year ended December 31, 2010 and for the six months ended June 30, 2011 were prepared as if the Merger had occurred on January 1, 2010 and January 1, 2011, respectively.

Although from a legal perspective, Aftermarket acquired AllDigital in the Merger, from an accounting perspective, the Merger is viewed as a reverse acquisition where AllDigital acquired the assets of Aftermarket. The transaction is equivalent to the issuance of common stock by AllDigital for the net assets of Aftermarket. The equity section of the pro forma combined balance sheet reflects the total outstanding shares of Aftermarket common stock for the new merged entity. The merger is viewed as a reverse acquisition because AllDigital’s shareholders now own approximately 71% of the outstanding shares of Aftermarket after the transaction, AllDigital’s directors and officers now serve as the directors and officers of the Company,and the operations of AllDigital will be the ongoing business of the Company. Management does not intend to continue the operations previously conducted by Aftermarket. The value of the consideration transferred was determined using the guidance of ASC 805-40-30. Given that the Company intends to discontinue the original operations of Aftermarket, and therefore no cash flows are expected from these operations, the Company determined that the value of the intangible assets identified and unidentified was $0. As such, the Company recorded a charge of $788,975 to its pro forma combined statement of operations relating to the reverse acquisition because the value of the consideration in excess of the value of the tangible assets acquired was akin to organization costs.

In the opinion of management of Aftermarket and AllDigital, all adjustments necessary to present fairly the pro forma combined balance sheet have been made based on the terms and structure of the transaction.

The unaudited pro forma combined balance sheets and statements of operations are not necessarily indicative of what actual results would have been had the Merger or issuance of Aftermarket common stock to AllDigital occurred at the beginning of the applicable period nor do they purport to indicate the results of future operations of Aftermarket and AllDigital. The unaudited pro forma combined balance sheets and statements of operations should be read in conjunction with the accompanying notes and historical financial statements and notes to the financial statements of Aftermarket and of AllDigital.

58

Pro Forma Combined Balance Sheet (Unaudited) as of June 30, 2011

	Aftermarket Enterprises	AllDigital	Pro-Forma Adjustments	JE #	Combined
ASSETS
Current Assets
Cash and cash equivalents	$3,154	$482,777	$481,650	1	$967,581
Accounts receivable	—	138,264			138,264
Deferred costs	—	118,408			118,408
Prepaid expenses and other current assets	—	18,014			18,014
Total current assets	3,154	757,463	481,650		1,242,267

Property and Equipment, net	—	56,198		56,198

Other Assets Intangibles – domain name	—	11,250			11,250

Total assets	$3,154	$824,911	$481,650		$1,309,715

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$11,380	$277,199	($61,082)	2,3	$227,497
Loan payable – related party	11,500	—			11,500
Deferred revenue	—	189,700			189,700
Notes payable – bridge financing, related and unrelated parties	—	500,000	(500,000)	3	—
Total current liabilities	22,880	966,899	(561,082)		428,697

Stockholders’ Deficit
Common stock, $0.001 par value, 90,000,000 shares authorized, 3,076,996 and 25,307,928 issued and outstanding pre-merger and post-merger, respectively	3,078	—	22,231	1,2,3,4	25,309
Common stock, $0.0001 par value, 100,000,000 shares authorized, 30,000,000 and none issued and outstanding pre-merger and post-merger, respectively		3,000	(3,000)	4	—
Additional paid-in capital	196,553	—	1,623,107	1,2,3,4	1,819,660
Accumulated deficit	(219,357)	(144,988)	(599,606)	5	(963,951)
Total stockholders’ deficit	(19,726)	(141,988)	1,042,732		881,018

Total liabilities and stockholders’ deficit	$3,154	$824,911	$481,650		$1,309,715

Notes to Pro-Forma Combined Balance Sheet (Unaudited) December 31, 2010

1.	To record the issuance of 1,926,600 common stock in a private placement for $481,650.
2.	To record the conversion of accrued expenses to common stock.
3.	To record the conversion of bridge loans and accrued interest to common stock.
4.	To record issuance of common stock for AllDigital common stock.
5.	To record expenses associated with the merger, to record the excess consideration over the value of the tangible assets, and to present the capital structure of the legal parent.

59

Pro Forma Combined Statement of Operations for the Six Months Ended June 30, 2011

	Aftermarket Enterprises	AllDigital	Pro-Forma Adjustments	JE#	Combined

Net sales	$30,463	$1,091,711			$1,122,174

Cost of sales	19,691	628,472			648,163

Gross profit	10,772	463,239			474,011

Operating expenses
Selling, marketing, and advertising	—	66,920			66,920
General and administrative	16,147	366,266	29,988	1	412,401

Total operating expenses	16,147	433,186	29,988		479,321

Income (loss) from operations before other income (expense)	(5,375)	30,053	(29,988)		(5,310)

Other income (expense)
Interest income	—	407			407
Interest expense	—	(22,091)			(22,091)
Organization costs	—	—	(788,975)	2	(788,975)
Total other income (expense)	—	(21,684)	(788,975)		(810,659)
Profit (loss) before provision for income taxes	(5,375)	8,369	(818,963)		(815,969)
Provision for income taxes	—	1,600			1,600
Net income (loss)	$(5,375)	$6,769	(818,963)		$(817,569)

Notes to Pro-Forma Combined Statement of Operations for Six Months Ended June 30, 2011

1.	To record expenses associated with the merger.
2.	To expense the excess of the consideration transferred over the value of the assets acquired.

60

Pro-Forma Combined Statement of Operations for the Year Ended December 31, 2010

	Aftermarket Enterprises	AllDigital	Pro-Forma Adjustments	JE #	Combined

Net sales	$96,020	$1,153,154			$1,249,174

Cost of sales	61,400	907,929			969,329

Gross profit	34,620	245,225			279,845

Operating expenses
Selling, marketing, and advertising	—	79,774			79,774
General and administrative	45,067	324,523	29,988	1	399,578

Total operating expenses	45,067	404,297	29,988		479,352

Loss from operations before other income (expense)	(10,447)	(159,072)	(29,988)		(199,507)

Other income (expense)
Interest income	—	46			46
Interest expense	(126)	(3,319)			(3,445)
Organization costs	—	—	(788,975)	2	(788,975)
Other income (expense)	(200)	11,322			11,122
Total other income (expense)	(326)	8,049	(788,975)		(781,252)

Loss before provision for income taxes	(10,773)	(151,023)	(818,963)		(980,759)
Provision for income taxes	800	—			800
Net loss	$(11,573)	$(151,023)	(818,963)		$(981,559)

Notes to Pro-Forma Combined Statement of Operations for Year Ended December 31, 2010

1.	To record expenses associated with the merger.
2.	To expense the excess of the consideration transferred over the value of the assets acquired.

61

(d) Exhibits

Exhibit No.	Exhibit	Incorporated by Reference/Filed Herewith
1.1	Agreement and Plan of Merger dated July 29, 2011 Among AllDigital, Inc., AllDigital Acquisition Corp. and the Registrant	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on August 5, 2011, File No. 333-141676
3.1	Articles of Incorporation, as amended	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on August 26, 2011, File No. 333-141676
3.2	By-laws	Incorporated by reference from the Registration Statement on Form SB-2 filed the SEC on March 30, 2007, File No. 333-141676
4.1	Form of Common Stock Certificate	Incorporated by reference from the Registration Statement on Form SB-2 filed the SEC on March 30, 2007, File No. 333-141676
4.2	Form of Warrant	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on August 5, 2011, File No. 333-141676
10.1	2011 Stock Incentive Plan*	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on August 5, 2011, File No. 333-141676
10.2	Form of Stock Option Agreement*	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on August 5, 2011, File No. 333-141676
10.3	Master Lease Agreement with Technology Finance Corporation	Filed herewith
10.3.1	Lease Schedule to Master Lease Agreement with Technology Finance Corporation dated March 29, 2011	Filed herewith
10.3.2	Lease Schedule to Master Lease Agreement with Technology Finance Corporation dated April 8, 2011	Filed herewith

62

10.4	Lease Agreement with Olen Commercial Realty Corp. dated August 25, 2009	Filed herewith
10.5	Executive Search Agreement with JC Wallin dated May 19, 2011	Filed herewith

* Indicates management contract or compensatory plan or arrangement.

63

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AllDigital Holdings, Inc.

Date: August 29, 2011	By: /s/ Paul Summers
Paul Summers, Chief Executive Officer
64

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
AllDigital, Inc.

We have audited the accompanying balance sheets of AllDigital, Inc. (the “Company”) as of December 31, 2010 and 2009, and the statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial report as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AllDigital, Inc. as of December 31, 2010 and 2009, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California

July 19, 2011

ALLDIGITAL, INC.
BALANCE SHEETS
December 31, 2010 and 2009

	2010	2009

ASSETS

Current Assets
Cash and cash equivalents	$267,981	$6,737
Accounts receivable	42,558	14,521
Deferred costs	98,674	—
Prepaid expenses and other current assets	11,056	—
Total current assets	420,269	21,258

Property and Equipment, net	5,471	—

Other Assets Intangibles – domain name	11,250	11,250

Total assets	$436,990	$32,508

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$142,625	$24,742
Deferred revenue	143,122
Notes payable – founders	—	5,500
Notes payable – bridge financing, related and unrelated parties, notes 5 and 11	300,000	—
Total current liabilities	585,747	30,242

Stockholders’ Equity(Deficit)
Common stock, $0.0001 par value, 100,000,000 shares authorized, 30,000,000 and 30,000,000 issued and outstanding at December 31, 2010 and 2009, respectively	3,000	3,000
Accumulated deficit	(151,757)	(734)
Total stockholders’ equity (deficit)	(148,757)	2,266

Total liabilities and stockholders’ equity (deficit)	$436,990	$32,508

Page F-2	The accompanying notes are an integral part of these financial statements.
See Report of Independent Registered Public Accounting Firm.

ALLDIGITAL, INC.
STATEMENTS OF OPERATIONS
December 31, 2010 and 2009

	For the years ended December 31,
	2010	2009

Net sales	$1,153,154	$79,834

Cost of sales	907,929	19,490

Gross profit	245,225	60,344

Operating expenses
Selling and marketing	79,774	2,587
General and administrative	324,523	57,691
Total operating expenses	404,297	60,278

Profit (Loss) from operations	(159,072)	66

Other income (expense)
Interest income	46	—
Interest expense	(3,319)	—
Other income (expense)	11,322	—
Total other income (expense)	8,049	—

Profit (Loss) before provision for income taxes	(151,023)	66

Provision for income taxes	—	800

Net loss	$(151,023)	$(734)

Basic and diluted loss per common share	$(0.01)	$(0.00)

Basic and diluted weighted-average common shares outstanding	30,000,000	30,000,000

Page F-3	The accompanying notes are an integral part of these financial statements.
See Report of Independent Registered Public Accounting Firm.

ALLDIGITAL, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
For the Years Ended December 31, 2010 and 2009

				Total
	Common Stock		Accumulated	Stockholders’
	Shares	Amount	Deficit	Equity
Founders shares	30,000,000	$3,000	$—	$3,000
Net loss	—	—	(734)	(734)
BALANCE – December 31, 2009	30,000,000	3,000	(734)	2,266
Net loss	—	—	(151,023)	(151,023
BALANCE – December 31, 2010	30,000,000	3,000	(151,757)	(148,757)

Page F-4	The accompanying notes are an integral part of these financial statements.
See Report of Independent Registered Public Accounting Firm.

ALLDIGITAL, INC.
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2010 and 2009

	For the years ended December 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(151,023)	$(734)
Adjustments to reconcile net loss to net cash provided by (used) in operating activities:
Depreciation and amortization	622	–
Changes in operating assets and liabilities:
Accounts receivable	(28,037)	(14,521)
Deferred costs	(98,674)	-
Prepaid expenses and other current assets	(11,056)	–
Deferred revenue	143,122	–
Accounts payable and accrued expenses	109,452	24,742
Net cash provided by (used in) operating activities	(35,594)	9,487

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangible – domain name	—	(11,250)
Purchase of property and equipment	(6,093)	–
Net cash used in investing activities	(6,093)	(11,250)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	$—	$3,000
Proceeds from issuance of notes payable – bridge	300,000	—
Proceeds from issuance of notes payable – founders	6,931	29,500
Payments on notes payable - founders	(4,000)	(24,000)
Net cash provided by financing activities	302,931	8,500

NET INCREASE IN CASH AND CASH EQUIVALENTS	261,244	6,737

CASH AND CASH EQUIVALENTS – beginning of year	6,737	—

CASH AND CASH EQUIVALENTS – end of year	$267,981	$6,737

ADDITIONAL CASH FLOW INFORMATION:
Interest paid	$353	$—
Income taxes paid	$—	$800

Page F-5	The accompanying notes are an integral part of these financial statements.
See Report of Independent Registered Public Accounting Firm.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

1.	ORGANIZATION AND BUSINESS

AllDigital, Inc. (the “Company”) was incorporated in the State of California on August 3, 2009 with the primary purpose of developing the first comprehensive offering of software tools and back-end services dedicated to managing the complex pairing of cloud-based digital media and digital services with Internet-connected devices.

Our products and services provide the software tools and back-end services required by content owners and providers of digital services to manage and optimize the ongoing pairing of digital media and digital services with an increasingly diverse and complex offering of devices. We accomplish this by enabling, and maximizing the performance of, the cloud-based storage, processing and transit of digital media and digital services to multiple devices simultaneously. Our business model primarily targets content owners and providers of digital services that need to distribute their digital media and digital services to a large, increasingly fragmented, and rapidly growing market of diverse devices operating on a number of different device platforms.

The activities of the Company following its formation in August 2009 primarily involved the sale of certain professional services to fund the Company’s earliest operations, as well as certain organizational activities. Our early stage sales largely involved custom software development projects for the individual implementation of a digital service to a single device. Organizational activities included planning and beginning to develop the pilot version of our proprietary Media i/o platform and designing custom projects that act as reference designs for future projects. In early 2010, we began to design and develop the pilot version of our proprietary Media i/o platform. This involved initial design development and documentation in the form of a published white paper. During the remainder of 2010, we began the development and launch of the pilot version of the Media i/o platform, performed beta testing, received market feedback, and then launched initial services related to cloud storage and quality of service monitoring. In addition, beginning in 2010, we began to develop selected early stage partner relationships. Each of our 2009 and 2010 customers has directly or indirectly contributed to the initial design requirements, market validation, and early stage funding of the pilot version of our Media i/o platform and related service offering, and have enabled us to fund our operations without third party investment. Our customers to date have largely been a result of direct sales, word of mouth, or partner referrals.

During the year ended December 31, 2010, the Company recognized $1,153,154 in revenues, and incurred net losses of $151,023. During the period of August 3, 2009 (inception) through the period ended December 31, 2009, the Company recognized $79,834 in revenues, and incurred a net loss of $734.

Our ability to successfully generate future revenues is dependent on a number of factors, including (i) the availability of capital to continue to develop, operate and maintain the Company’s proprietary Media i/o platform and other products, (ii) the ability to commercialize the Company’s portfolio of products to content owners, digital services providers, and other enterprises, and (iii) the ability of the Company to develop channel and other partnerships with other organizations within and outside the digital media services industry. There can be no assurance that the Company will not encounter setbacks related to these activities.

Page F-6	See Report of Independent Registered Public Accounting Firm.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

Other than a total of approximately $36,431 in notes payable from the Company’s founders that were repaid or forgiven as of the year ended December 31, 2010, the Company has largely relied on the sales of its products and services to fund its operations to date.

In November 2010, the Company commenced an offering of up to $500,000 in convertible promissory notes in a bridge financing in order to raise funds primarily to pay the legal, audit and other transaction costs directly related to a proposed merger with Aftermarket Enterprises, Inc. (“Aftermarket”), a fully reporting, publicly traded company on the Over the Counter Bulletin Board. If the merger is consummated, the Company’s shareholders will hold a majority of the outstanding capital stock of Aftermarket following the closing. In connection with the proposed merger, Aftermarket, which will subsequently be renamed AllDigital, is also conducting an offering to raise a minimum of $1,000,000 in aggregate proceeds, including those from the bridge financing. As of December 31, 2010, the Company raised $300,000 in promissory notes through the bridge financing (See Note 6).

Management and the Board of Directors monitor the Company’s financial resources on an ongoing basis and may adjust planned business activities and operations as needed to ensure we have sufficient operating capital.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The accompanying financial statements are prepared in conformity with U.S. GAAP and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The use of estimates may also affect the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, realization of capitalized assets, valuation of equity instruments and other instruments indexed to the Company’s common stock, and deferred income tax valuation allowances. Actual results could differ from those estimates.

Cash and Cash Equivalents:

The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Page F-7	See Report of Independent Registered Public Accounting Firm.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

Revenue Recognition

The Company recognizes revenues related to software in accordance with Accounting Standards Update (“ASU”) 2009-14, which amends FASB ASC Topic 985 to exclude tangible products containing software components and non-software components that function together to deliver the product’s essential functionality. Software products revenue is recorded when the following conditions are met: 1) evidence of arrangement exists, 2) delivery has been made, 3) the amount is fixed, and 4) collectability is probable. The Company does not have tangible products containing software components; however, in the event the Company provides such products in the future, the Company will recognize its portion of revenue when tangible products are delivered. Post-contract customer support ("PCS") obligations are currently insignificant; therefore, revenue for PCS is recognized at the same time as the licensing fee, if applicable, and the costs of providing such support services are accrued and amortized over the obligation period.

Certain of the Company’s customer contracts include revenue arrangements that may consist of multiple product and service deliverables. Such contracts are accounted for in accordance with ASC 605-25, as amended by ASU 2009-13. For the Company’s multiple-element arrangements, deliverables are separated into more than one unit of accounting when (i) the delivered element(s) have value to the customer on a stand-alone basis, and (ii) delivery of the undelivered element(s) is probable and substantially in the control of the Company. Revenue is then allocated to each unit of accounting based on the estimated selling price determined using a hierarchy of evidence based first on Vendor-Specific Objective Evidence (“VSOE”) if it exists, based next on Third-Party Evidence (“TPE”) if VSOE does not exist, and finally, if both VSOE and TPE do not exist, based on the Company’s best estimate of selling price (“BESP”). If deliverables cannot be separated into more than one unit, then the Company does not recognize revenue until all deliverables have been delivered.

During the year ended December 31, 2010, the Company recognized revenue primarily through the sale of its portfolio of software data management tools, back-end services and professional services required to facilitate and manage the pairing of digital media and digital services to multiple Internet-connected devices simultaneously.

The Company typically charges Media i/o platform management fees, as well as monthly recurring charges for our back-end storage, processing and origin transit services. These fees are billed based on a minimum commitment plus actual usage basis, and the term of customer contracts may vary.

Monthly recurring revenues are recognized ratably over the period in which they are delivered and earned. Non-recurring revenues typically come from custom “on-boarding” services such as technical consulting, custom software application and/or digital service development and general setup and testing costs to prepare a digital service for launch and distribution to one or more Internet-connected devices simultaneously.

Page F-8	See Report of Independent Registered Public Accounting Firm.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

During the year ended December 31, 2010, recurring revenue represented approximately 84% of the Company’s total revenue. During the period August 3, 2009 (inception) through December 31, 2009, recurring revenue represented approximately 91% of the Company’s total revenue.

The Company has customer agreements ranging in term from two month professional services agreements to twelve month combined recurring and non-recurring services agreements. At December 31, 2010, unearned revenue of $143,122 represents amounts received under customer contracts for which the products, services, or deliverables have not yet been fully delivered.

Accounts Receivable:

Accounts receivable are recorded at their face amount less an allowance for doubtful accounts. The allowance for doubtful accounts reflects management’s best estimate of probable losses in the accounts receivable balance. Management determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. The allowance for doubtful accounts was $0 at December 31, 2010 and 2009. The Company generally requires a deposit or advance services payments from its customers for certain contracts involving upfront capital investment, on-boarding, or development contracts to facilitate its working capital needs.

Earnings and Loss per Share:

The Company computes net earnings (loss) per share in accordance with ASC 260-10 that establishes standards for computing and presenting net earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2010 and 2009, the Company had no instruments that could potentially dilute the number of shares outstanding.

Fair Value of Measurements:

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities recorded at fair value in the accompanying consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Page F-9	See Report of Independent Registered Public Accounting Firm.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

Level Input:	Input Definition:
Level 1	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.
Level 2	Inputs, other than quoted prices included in Level I, that are observable for the asset or liability through corroboration with market data at the measurement date.
Level 3	Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

Assets subject to this classification at December 31, 2010 and 2009 were cash and cash equivalents that are considered Level 1 assets.

For certain of the Company’s financial instruments, including accounts receivable, prepaid expenses, and accounts payable, the carrying amounts approximate fair value due to their short maturities. The carrying amount of the Company’s notes payable approximates fair value based on prevailing interest rates.”

Income Taxes:

We account for income taxes in accordance with ASC 740-10, Income Taxes. We recognize deferred tax assets and liabilities to reflect the estimated future tax effects, calculated at the tax rate expected to be in effect at the time of realization. We record a valuation allowance related to a deferred tax asset when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. We classify interest and penalties as a component of interest and other expenses. To date, we have not been assessed, nor have we paid, any interest or penalties.

The Company follows guidance issued by the FASB with regard to its accounting for uncertainty in income taxes recognized in the financial statements. Such guidance prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities.

Page F-10	See Report of Independent Registered Public Accounting Firm.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Repairs and maintenance of equipment are charged to expense as incurred. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets as follows:

Computer equipment	3 years

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Gains or losses on dispositions of property and equipment are included in the results of operations when realized.

Impairment of Long-Lived and Intangible Assets

The Company accounts for long-lived assets, that include property and equipment and identifiable intangible assets with infinite useful lives, in accordance with FASB ASC 350-30, that requires that the Company review long-lived assets for impairment whenever events or changes in circumstances indicate that the Company may not recover the carrying amount of an asset. The Company measures recoverability by comparing the carrying amount of an asset to the expected future undiscounted net cash flows generated by the asset. If the Company determines that the asset may not be recoverable, the Company recognizes an impairment charge to the extent of the difference between the asset’s fair value and the asset’s carrying amount. The Company had no impairment charges during the years ended December 31, 2010 and 2009.

Recent Accounting Pronouncements:

In January 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and more disaggregation for the different types of financial instruments. This ASU is effective for annual and interim reporting periods beginning after December 15, 2009 for most of the new disclosures and for periods beginning after December 15, 2010 for the new Level 3 disclosures. Comparative disclosures are not required in the first year the disclosures are required. The Company did not have any significant transfers in or out of Level 1 and Level 2 fair value measurements during the year ended December 31, 2010.

In August 2009, the FASB issued ASU 2009-15, which changes the fair value accounting for liabilities. These changes clarify existing guidance that in circumstances in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value using either a valuation technique that uses a quoted price of either a similar liability or a quoted price of an identical or similar liability when traded as an asset, or another valuation technique that is consistent with the principles of fair value measurements, such as an income approach (e.g., present value technique). This guidance also states that both a quoted price in an active market for the identical liability and a quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 input fair value measurements. This ASU became effective for the Company on January 1, 2010. Adoption of this ASU did not have a material impact on the Company’s financial statements.

Page F-11	See Report of Independent Registered Public Accounting Firm.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

In June 2009, the FASB issued accounting guidance contained within ASC 810, Consolidation (“ASC 810”), regarding the consolidation of variable interest entities (formerly SFAS No. 167, Amendments to FASB Interpretation No. 46(R)). ASC 810 is intended to improve financial reporting by providing additional guidance to companies involved with variable interest entities and by requiring additional disclosures about a company’s involvement in variable interest entities. This standard is effective for interim and annual periods beginning after November 15, 2009. The Company’s adoption of this ASC on January 1, 2010 had no material impact on the Company’s financial statements.

In June 2009, the FASB issued ASC 860, Transfers and Servicing (“ASC 860”), (formerly SFAS No. 166, Accounting for Transfers of Financial Assets). ASC 860 requires more information about transfers of financial assets and where companies have continuing exposure to the risk related to transferred financial assets. It eliminates the concept of a qualifying special purpose entity, changes the requirements for derecognizing financial assets, and requires additional disclosure. This standard is effective for interim and annual periods beginning after November 15, 2009. The Company adopted this standard on January 1, 2010. The adoption of this standard had no material impact on the Company’s financial statements.

3.	PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2010 and 2009 consisted of the following:

	2010	2009

Computer equipment	$6,093	—
Less accumulated depreciation and amortization	(622)	—

	$5,471	$—

4.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of December 31, 2010 and 2009 consisted of the following:

Page F-12	See Report of Independent Registered Public Accounting Firm.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

	2010	2009

Accounts payable	$21,879	$3,160
Accrued professional fees	19,984	—
Accrued personnel costs	51,542	6,861
Other	49,220	14,721

	$142,625	$24,742

5.	NOTES PAYABLE

Notes payable – founders

In August and September 2009, the Company issued $28,000 in notes payable to two founders in exchange for cash and in lieu of services rendered. The Company paid $16,000 in November 2009, $8,000 in December 2009 and the balance of $4,000 in March 2010.

In September 2009, the Company issued $1,500 in note payable to a founder in exchange for cash. In January 2010, the Company issued $6,931 in note payable to the same founder in exchange for payment of Company expenses. In December 2010, the total of $8,431 in note payable was forgiven.

Notes payable – bridge financing, related and unrelated parties

In November 2010, the Company commenced an offering of up to $500,000 in convertible promissory notes (“Notes”) in a bridge financing in order to raise funds primarily to pay the legal, audit and other transaction costs directly related to a proposed merger with Aftermarket Enterprises, Inc. (“Aftermarket”), and to address certain of the Company’s short-term working capital needs. In connection with the proposed merger, Aftermarket, which will subsequently be renamed AllDigital, is also conducting an offering to raise a minimum of $1,000,000 in aggregate proceeds, including those from the Notes. At the holder’s option, the Notes are convertible into common stock of Aftermarket on the same terms as the offering. The Notes bear interest at 10% per annum, and if not converted, shall have a one-year term. As of December 31, 2010, the Company raised $300,000 in Notes through the bridge financing. $275,000 of the Notes are with related parties.

6.	LEASE OBLIGATIONS

On August 28, 2009, the Company entered into a three-year Lease Agreement for the lease of office space at 2821 McGaw Avenue, Irvine, California, 92614, which is used as corporate offices. The lease commenced on September 15, 2009, and terminates on September 14, 2012. Pursuant to the terms of the lease, monthly rent paid is $3,728. Rent expense for the years ended December 31, 2010 and 2009 was $43,955 and $5,836, respectively.

Page F-13	See Report of Independent Registered Public Accounting Firm.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

Future minimum lease payments under operating leases consisted of the following for the years ending December 31:

2011	$45,086
2012	32,519

Total	$77,605

7.	STOCKHOLDERS’ EQUITY

Common Stock

In August 2009, the Company issued 20,000,000 shares of common stock to two of the Company’s founders for $2,000 cash. In September 2009, the Company issued 10,000,000 shares of common stock to another of the Company’s founders for $1,000 cash.

8.	INCOME TAXES

The following is a reconciliation of the income tax benefit computed at the statutory federal rate of 34% to the net provision for income taxes for the years ended December 31, 2010 and 2009:

	2010	2009

Benefit at statutory rate (34%)	$(51,348)	$(22)

State tax benefit, net of federal tax benefit	$0	$800

Change in valuation allowance	$51,348	$22

Net provision for income taxes	$0	$800

The tax effects of temporary differences and carryforwards which give rise to the deferred income tax assets as of December 31, 2010 and 2009 are as follows:

	2010	2009

Net operating loss carryforwards and deferred revenue	$51,348	$22

Valuation allowance	(51,348)	(22)

Net deferred income tax asset	$—	$—

Page F-14	See Report of Independent Registered Public Accounting Firm.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

As of December 31, 2010 and 2009, the Company provided a full valuation allowance on the net deferred tax assets. Management believes that, based on a number of factors, including the available objective evidence, it is more likely than not that deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible.

As of December 31, 2010, the Company has federal and state tax net operating loss carryforwards of approximately $182,904 and $180,672, respectively. If unused, the federal and state net operating losses begin to expire in 2030. Utilization of the net operating loss credit carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended, as well as similar state provisions. The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company’s formation due to the complexity and cost associated with such a study, and the fact that there may be additional such ownership changes in the future.

As of December 31, 2010, all of the Company’s tax filings are subject to examination. The Company’s net operating loss carryforwards are subject to IRS examination until they are fully utilized and such tax years are closed.

9.	COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS

Major Customers

At December 31, 2010, three customers accounted for 96% of the Company’s total outstanding accounts receivable. At December 31, 2009, one customer accounted for 100% of the Company’s total outstanding accounts receivable.

For the year ended December 31, 2010, one customer accounted for 73% of total revenue. For the year ended December 31, 2009, one customer accounted for 80% of total revenue.

Concentrations of Credit Risk

Financial instruments that may subject the Company to credit risk include uninsured cash-in-bank balances. The Company places its cash with high quality financial institutions located in Southern California. From time to time, such balances exceed amounts insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to its cash balances. As of December 31, 2010, the Company’s uninsured cash was $23,777.

Page F-15	See Report of Independent Registered Public Accounting Firm.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

10.	SIGNIFICANT AGREEMENTS

HCI Asset Purchase

On September 21, 2009, the Company entered into an agreement with Steve Smith, one of the Company’s co-founders and current President of Network Services, to acquire certain assets of Hosting Consulting, Inc. (“HCI”), which was founded in October 2006. HCI provides specialized technical and security-intensive management services for a variety of Internet-based companies. The Company continues to provide HCI services to certain customers as AllDigital DBA Hosting Consulting, Inc.

The Company issued 10,000,000 shares to Steve Smith for $1,000 cash.

Reverse Merger Letter of Intent

On December 29, 2010, the Company entered into, and on April 29, 2011 subsequently agreed to extend, a Letter of Intent with Aftermarket, a fully reporting, publicly traded company on the Over the Counter Bulletin Board, pursuant to which Aftermarket plans to acquire AllDigital in a reverse merger transaction. If the merger is consummated, the Company’s stockholders will hold a majority of the outstanding capital stock of Aftermarket following the closing. In connection with the proposed merger, Aftermarket, which will subsequently be renamed AllDigital, is also conducting an offering to raise a minimum of $1,000,000 in aggregate proceeds, including from the Notes (See Note 5).

11.	RELATED PARTIES

In August and September 2009, the Company issued $28,000 in notes payable to two founders in exchange for cash and in lieu of services rendered. The Company paid $16,000 in November 2009, $8,000 in December 2009 and the balance of $4,000 in March 2010.

In September 2009, the Company issued $1,500 in note payable to a founder in exchange for cash. In January 2010, the Company issued $6,931 in note payable to the same founder in exchange for payment of Company expenses. In December 2010, the total of $8,431 in note payable was forgiven.

During the year ended December 31, 2010, $275,000 in Notes were issued by the Company to two of the Company’s stockholders, who also serve as officers at the Company, an employee, and friends and family members of such stockholders and employee (See Note 5).

Page F-16	See Report of Independent Registered Public Accounting Firm.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

12.	SUBSEQUENT EVENTS

In February 2011, the Company received an additional $200,000 in bridge financing from parties related to shareholders/officers. The bridge financing was then fully subscribed at $500,000.

On April 29, 2011, the Company agreed to extend its existing Letter of Intent with Aftermarket through July 31, 2011 (See Note 10).

Page F-17	See Report of Independent Registered Public Accounting Firm.

End of Audited Financial Statements

ALLDIGITAL, INC.

FINANCIAL STATEMENTS

For the Three and Six Months Ended June 30, 2011 (unaudited)

ALLDIGITAL, INC.
BALANCE SHEETS
June 30, 2011 and December 31, 2010

	June 30, 2011 (unaudited)	December 31, 2010

ASSETS

Current Assets
Cash and cash equivalents	$482,777	$267,981
Accounts receivable	138,264	42,558
Deferred costs	118,408	98,674
Prepaid expenses and other current assets	18,014	11,056
Total current assets	757,463	420,269

Property and Equipment, net	56,198	5,471

Other Assets
Intangibles – domain name	11,250	11,250

Total assets	$824,911	$436,990

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$277,199	$142,625
Deferred revenue	189,700	143,122
Notes payable – bridge financing, related and unrelated parties, notes 5 and 11	500,000	300,000

Total current liabilities	966,899	585,747

Stockholders’ Deficit
Common stock, $0.0001 par value, 100,000,000 shares authorized, 30,000,000 and 30,000,000 issued and outstanding at June 30, 2011 and December 31, 2010, respectively	3,000	3,000
Accumulated deficit	(144,988)	(151,757)
Total stockholders’ deficit	(141,988)	(148,757)

Total liabilities and stockholders’ deficit	$824,911	$436,990

Page F-18	The accompanying notes are an integral part of these financial statements.

ALLDIGITAL, INC.
STATEMENTS OF OPERATIONS (unaudited)
For the Three and Six Months June 30, 2011 and 2010

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010

Net sales	$651,883	$278,934	$1,091,711	$593,420

Cost of sales	357,158	260,882	628,472	452,320

Gross profit	294,725	18,052	463,239	141,100

Operating expenses
Selling, marketing, and advertising	34,750	15,643	66,920	27,317
General and administrative	230,144	72,272	366,266	148,322
Total operating expenses	264,894	87,915	433,186	175,639

Profit (loss) from operations	29,831	(69,863)	30,053	(34,539)

Other income (expense)
Interest income	241	—	407	—
Interest expense	(12,616)	336	(22,091)	—
Other income	—	623	—	11,322
Total other income (expense)	(12,375)	959	(21,684)	11,322

Profit (loss) before provision for income taxes	17,456	(68,904)	8,369	(23,217)
Provision for income taxes	800	—	1,600	—
Net income (loss)	$16,656	$(68,904)	$6,769	$(23,217)

Basic and diluted income (loss) per common share	$0.00	$0.00	$0.00	$0.00

Basic and diluted weighted-average common shares outstanding	30,000,000	30,000,000	30,000,000	30,000,000

Page F-19	The accompanying notes are an integral part of these financial statements.

ALLDIGITAL, INC.
STATEMENTS OF CASH FLOWS (unaudited)
For the Six Months Ended June 30, 2011 and 2010

	For the six months ended June 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$6,769	$(23,217)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,962	61
Changes in operating assets and liabilities:
Accounts receivable	(95,707)	7,745
Deferred costs	(19,734)	(4,888)
Prepaid expenses and other current assets	(6,958)	(7,170)
Deferred revenue	46,578	31,775
Accounts payable and accrued expenses	134,574	31,516
Net cash provided by operating activities	69,484	35,822

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(54,688))	(1,101)
Net cash used in investing activities	(54,688)	(1,101)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable – bridge	200,000	—
Proceeds from issuance of notes payable – founders	—	6,931
Payments on notes payable - founders	—	(4,000)
Net cash provided by financing activities	200,000	2,931

NET INCREASE IN CASH AND CASH EQUIVALENTS	214,796	37,652

CASH AND CASH EQUIVALENTS – beginning of period	267,981	6,737

CASH AND CASH EQUIVALENTS – end of period	$482,777	$44,389

ADDITIONAL CASH FLOW INFORMATION:
Interest paid	$310	$—
Income taxes paid	$1,600	$—

Page F-20	The accompanying notes are an integral part of these financial statements.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS (unaudited)
June 30, 2011

1.	ORGANIZATION AND BUSINESS

AllDigital, Inc. (the “Company”) was incorporated in the State of California on August 3, 2009 with the primary purpose of developing the first comprehensive offering of software tools and back-end services dedicated to managing the complex pairing of cloud-based digital media and digital services with Internet-connected devices.

The Company’s products and services provide the software tools and back-end services required by content owners and providers of digital services to manage and optimize the ongoing pairing of digital media and digital services with an increasingly diverse and complex offering of devices. The Company accomplishes this by enabling and maximizing the performance of, the cloud-based storage, processing and transit of digital media and digital services to multiple devices simultaneously. The Company’s business model primarily targets content owners and providers of digital services that need to distribute their digital media and digital services to a large, increasingly fragmented, and rapidly growing market of diverse devices operating on a number of different device platforms.

The Company’s ability to successfully generate future revenues is dependent on a number of factors, including (i) the availability of capital to continue to develop, operate and maintain the Company’s proprietary Media i/o platform and other products, (ii) the ability to commercialize the Company’s portfolio of products to content owners, digital services providers, and other enterprises, and (iii) the ability of the Company to develop channel and other partnerships with other organizations within and outside the digital media services industry. There can be no assurance that the Company will not encounter setbacks related to these activities.

In November 2010, the Company commenced an offering of up to $500,000 in convertible promissory notes in a bridge financing in order to raise funds primarily to pay the legal, audit and other transaction costs directly related to a proposed merger with Aftermarket Enterprises, Inc. (“Aftermarket”), a fully reporting, publicly traded company on the Over the Counter Bulletin Board. If the merger was consummated, the Company’s shareholders would hold a majority of the outstanding capital stock of Aftermarket following the closing. In connection with the proposed merger, Aftermarket, which would subsequently be renamed AllDigital, also conducted an offering to raise a minimum of $1,000,000 in aggregate proceeds, including those from the bridge financing. As of June 30, 2011, the Company raised $500,000 in promissory notes through the bridge financing (See Note 5). On July 29, 2011, the Company successfully completed the proposed merger and related offering (See Note 12).

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS (unaudited)
June 30, 2011

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements of AllDigital, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The condensed financial statements reflect all normal recurring adjustments, which, in the opinion of management, are considered necessary for a fair presentation of the results for the periods shown. The results of operations for the periods presented are not necessarily indicative of the results expected for the full fiscal year or for any future period. The information included in these unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements for the fiscal year ended December 31, 2010.

Use  of  Estimates

The accompanying financial statements are prepared in conformity with U.S. GAAP and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The use of estimates may also affect the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, realization of capitalized assets, valuation of equity instruments and other instruments indexed to the Company’s common stock, and deferred income tax valuation allowances. Actual results could differ from those estimates.

Cash and Cash Equivalents:

The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Revenue Recognition

The Company recognizes revenues related to software in accordance with Accounting Standards Update (“ASU”) 2009-14, which amends FASB ASC Topic 985 to exclude tangible products containing software components and non-software components that function together to deliver the product’s essential functionality. Software products revenue is recorded when the following conditions are met: 1) evidence of arrangement exists, 2) delivery has been made, 3) the amount is fixed, and 4) collectability is probable. The Company does not have tangible products containing software components; however, in the event the Company provides such products in the future, the Company will recognize its portion of revenue when tangible products are delivered. Post-contract customer support ("PCS") obligations are insignificant; therefore, revenue for PCS is recognized at the same time as the licensing fee, and the costs of providing such support services are accrued and amortized over the obligation period.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS (unaudited)
June 30, 2011

Certain of the Company’s customer contracts include revenue arrangements that may consist of multiple product and service deliverables. Such contracts are accounted for in accordance with ASC 605-25, as amended by ASU 2009-13. For the Company’s multiple-element arrangements, deliverables are separated into more than one unit of accounting when (i) the delivered element(s) have value to the customer on a stand-alone basis, and (ii) delivery of the undelivered element(s) is probable and substantially in the control of the Company. Revenue is then allocated to each unit of accounting based on the estimated selling price determined using a hierarchy of evidence based first on Vendor-Specific Objective Evidence (“VSOE”) if it exists, based next on Third-Party Evidence (“TPE”) if VSOE does not exist, and finally, if both VSOE and TPE do not exist, based on the Company’s best estimate of selling price (“BESP”). If deliverables cannot be separated into more than one unit, then the Company does not recognize revenue until all deliverables have been delivered.

Certain of the Company's customer contracts are also for a variety of recurring monthly maintenance and support services following the on-boarding process. Revenue is recognized on a monthly basis over the life of such contracts.

Revenue from certain design and development contracts, where the product is designed, developed or modified to the customer’s specifications, will be recognized on a percentage of completion basis in accordance with ASC 605-35 based on the estimated costs incurred compared to total estimated costs, when such costs can be reasonably estimated.

During the six months ended June 30, 2011, the Company recognized revenue primarily through the sale of its portfolio of software data management tools, back-end services and professional services required to facilitate and manage the pairing of digital media and digital services to multiple Internet-connected devices simultaneously.

The Company typically charges Media i/o platform management fees, as well as monthly recurring charges for our back-end storage, processing and origin transit services. These fees are billed based on a minimum commitment plus actual usage basis, and the term of customer contracts may vary.

Monthly recurring revenues are recognized ratably over the period in which they are delivered and earned. Non-recurring revenues typically come from custom “on-boarding” services such as technical consulting, custom software application and/or digital service development and general setup and testing costs to prepare a digital service for launch and distribution to one or more Internet-connected devices.

During the six months ended June 30, 2011, recurring revenue represented approximately 47% of the Company’s total revenue. During the six months ended June 30, 2010, recurring revenue represented approximately 82% of the Company’s total revenue.

The Company has customer agreements ranging in term from two month professional services agreements to twelve month combined recurring and non-recurring services agreements. At June 30, 2011, unearned revenue of $189,700 represents amounts received under customer contracts for which the products, services, or deliverables have not yet been fully delivered. Cost incurred with respect to unearned revenue is recorded as deferred costs, until such time the revenue is earned.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS (unaudited)
June 30, 2011

Accounts Receivable:

Accounts receivable are recorded at their face amount less an allowance for doubtful accounts. The allowance for doubtful accounts reflects management’s best estimate of probable losses in the accounts receivable balance. Management determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. The allowance for doubtful accounts was $0 at June 30, 2011 and December 31, 2010. The Company generally requires a deposit or advance services payments from its customers for certain contracts involving upfront capital investment, on-boarding, or development contracts to facilitate its working capital needs.

Earnings and Loss per Share:

The Company computes net earnings (loss) per share in accordance with ASC 260-10which establishes standards for computing and presenting net earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At June 30, 2011, the Company had no instruments that would have diluted the number of shares outstanding.

Fair Value of Measurements:

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities recorded at fair value in the accompanying consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level Input:	Input Definition:
Level 1	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

Level 2	Inputs, other than quoted prices included in Level I, which are observable for the asset or liability through corroboration with market data at the measurement date.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS (unaudited)
June 30, 2011

Level 3	Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

Assets subject to this classification at June 30, 2011 and December 31, 2010 were cash and cash equivalents that are considered Level 1 assets.

For certain of the Company’s financial instruments, including accounts receivable, prepaid expenses, and accounts payable, the carrying amounts approximate fair value due to their short maturities. The carrying amount of the Company’s notes payable approximates fair value based on prevailing interest rates.

Income Taxes:

We account for income taxes in accordance with ASC 740-10, Income Taxes. We recognize deferred tax assets and liabilities to reflect the estimated future tax effects, calculated at the tax rate expected to be in effect at the time of realization. We record a valuation allowance related to a deferred tax asset when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

The Company follows guidance issued by the FASB with regard to its accounting for uncertainty in income taxes recognized in the financial statements. Such guidance prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities.

ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. We classify interest and penalties as a component of interest and other expenses. To date, we have not recorded any interest or penalties.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Repairs and maintenance of equipment are charged to expense as incurred. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets as follows:

Computer equipment	3 years
Software	3 years

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS (unaudited)
June 30, 2011

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Gains or losses on dispositions of property and equipment are included in the results of operations when realized.

Impairment of Long-Lived and Intangible Assets

The Company accounts for long-lived assets, that include property and equipment and identifiable intangible assets with infinite useful lives, in accordance with FASB ASC 350-30, that requires that the Company review long-lived assets for impairment whenever events or changes in circumstances indicate that the Company may not recover the carrying amount of an asset. The Company measures recoverability by comparing the carrying amount of an asset to the expected future undiscounted net cash flows generated by the asset. If the Company determines that the asset may not be recoverable, the Company recognizes an impairment charge to the extent of the difference between the asset’s fair value and the asset’s carrying amount. The Company had no impairment charges during the six months ended June 30, 2011 or 2010.

Recent Accounting Pronouncements:

In January 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and more disaggregation for the different types of financial instruments. This ASU is effective for annual and interim reporting periods beginning after December 15, 2009 for most of the new disclosures and for periods beginning after December 15, 2010 for the new Level 3 disclosures. Comparative disclosures are not required in the first year the disclosures are required. The Company did not have any significant transfers in or out of Level 1 and Level 2 fair value measurements during the six months ended June 30, 2011, and the new Level 3 disclosures did not have a material impact on our financial statements.

In August 2009, the FASB issued ASU 2009-15, which changes the fair value accounting for liabilities. These changes clarify existing guidance that in circumstances in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value using either a valuation technique that uses a quoted price of either a similar liability or a quoted price of an identical or similar liability when traded as an asset, or another valuation technique that is consistent with the principles of fair value measurements, such as an income approach (e.g., present value technique). This guidance also states that both a quoted price in an active market for the identical liability and a quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 input fair value measurements. This ASU became effective for the Company on January 1, 2010. Adoption of this ASU did not have a material impact on the Company’s financial statements.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS (unaudited)
June 30, 2011

In June 2009, the FASB issued accounting guidance contained within ASC 810, Consolidation (“ASC 810”), regarding the consolidation of variable interest entities (formerly SFAS No. 167, Amendments to FASB Interpretation No. 46(R)). ASC 810 is intended to improve financial reporting by providing additional guidance to companies involved with variable interest entities and by requiring additional disclosures about a company’s involvement in variable interest entities. This standard is effective for interim and annual periods beginning after November 15, 2009. The Company’s adoption of this ASC on January 1, 2010 had no material impact on the Company’s financial statements.

In June 2009, the FASB issued ASC 860, Transfers and Servicing (“ASC 860”), (formerly SFAS No. 166, Accounting for Transfers of Financial Assets). ASC 860 requires more information about transfers of financial assets and where companies have continuing exposure to the risk related to transferred financial assets. It eliminates the concept of a qualifying special purpose entity, changes the requirements for derecognizing financial assets, and requires additional disclosure. This standard is effective for interim and annual periods beginning after November 15, 2009. The Company adopted this standard on January 1, 2010. The adoption of this standard had no material impact on the Company’s financial statements.

3.	PROPERTY AND EQUIPMENT

Property and equipment as of June 30, 2011 and December 31, 2010 consisted of the following:

	June 30, 2011 (unaudited)	December 31, 2010

Computer equipment	$45,539	$6,093
Software	15,243	—
	60,782	6,093
Less accumulated depreciation and amortization	(4,584)	(622)

	$56,198	$5,471

4.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of June 30, 2011 and December 31, 2010 consisted of the following:

	June 30, 2011 (unaudited)	December 31, 2010

Accounts payable	$109,597	$21,879
Accrued professional fees	5,201	19,984
Accrued personnel costs	87,728	51,542
Accrued interest expense	24,747	—
Other accrued expenses	49,926	49,220

	$277,199	$142,625

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS (unaudited)
June 30, 2011

5.	NOTES PAYABLE

Notes payable – founders

In August and September 2009, the Company issued $28,000 in notes payable to two founders in exchange for cash and in lieu of services rendered. The Company paid $16,000 in November 2009, $8,000 in December 2009 and the balance of $4,000 in March 2010.

In September 2009, the Company issued $1,500 in note payable to a founder in exchange for cash. In January 2010, the Company issued $6,931 in note payable to the same founder in exchange for payment of Company expenses. The balance of this note was $0 at June 30, 2011 and December 31, 2010.

Notes payable – bridge financing, related and unrelated parties

In November 2010, the Company commenced an offering of up to $500,000 in convertible promissory notes (“Notes”) in a bridge financing in order to raise funds primarily to pay the legal, audit and other transaction costs directly related to a proposed merger with Aftermarket Enterprises, Inc. (“Aftermarket”), and to address certain of the Company’s short-term working capital needs. In connection with the proposed merger, Aftermarket, which would subsequently be renamed AllDigital, also conducted an offering to raise a minimum of $1,000,000 in aggregate proceeds, including those from the Notes. At the holder’s option, the Notes were convertible into common stock of Aftermarket on the same terms as the offering. The Notes bore interest at 10% per annum, and if not converted, would have had a one-year term. As of June 30, 2011, the Company raised $500,000 in Notes through the bridge financing. At December 31, 2010 and June 30, 2011, $275,000 and $475,000 of the Notes are with related parties, respectively (See Note 11). On July 29, 2011, the Company successfully completed the proposed merger and related offering, which included the conversion of the $500,000 in Notes into the offering (See Note 12).

6.	LEASE OBLIGATIONS

On August 28, 2009, the Company entered into a three-year Lease Agreement for the lease of office space at 2821 McGaw Avenue, Irvine, California, 92614, which is used as corporate offices. The lease commenced on September 15, 2009, and terminates on September 14, 2012. Pursuant to the terms of the lease, monthly rent paid is $3,728. Rent expense for the six months ended June 30, 2011 and 2010 was $22,442 and $21,809, respectively.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS (unaudited)
June 30, 2011

Future minimum lease payments under operating leases consisted of the following for the twelve months ending June 30:

2012	$45,667
2013	9,564
Total	$55,231

7.	STOCKHOLDERS’ EQUITY

Common Stock

In August 2009, the Company issued 20,000,000 shares of common stock to two of the Company’s founders for $2,000 cash. In September 2009, the Company issued 10,000,000 shares of common stock to another of the Company’s founders for $1,000 cash.

8.	INCOME TAXES

The tax effects of temporary differences and carryforwards that give rise to the deferred income tax assets as of June 30, 2011 relate primarily to net operating loss carryforwards and deferred revenue.

As of June 30, 2011 and December 31, 2010, the Company provided a full valuation allowance on the net deferred tax assets. Management believes that, based on a number of factors, including the available objective evidence, it is more likely than not that deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible.

As of December 31, 2010, the Company has federal and state tax net operating loss carryforwards of approximately $182,904 and $180,672, respectively. If unused, the federal and state net operating losses begin to expire in 2029. Utilization of the net operating loss credit carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended, as well as similar state provisions. The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company’s formation due to the complexity and cost associated with such a study, and the fact that there may be additional such ownership changes in the future.

As of June 30, 2011, all of the Company’s tax filings are subject to examination. The Company’s net operating loss carryforwards are subject to IRS examination until they are fully utilized and such tax years are closed.

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS (unaudited)
June 30, 2011

9.	COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS

Major Customers

At June 30, 2011 and December 31, 2010, three and three customers accounted for 77% and 96% of the outstanding accounts receivable, respectively.

For the six months ended June 30, 2011 and 2010, three and two customers accounted for 78% and 85% of total revenue, respectively.

Major Vendors

At June 30, 2011 and December 31, 2010, four and one vendors accounted for 65% and 97% of the outstanding accounts payable, respectively.

For the six months ended June 30, 2011 and 2010, four and two vendors accounted for 89% and 89% of total purchases, respectively.

Concentrations of Credit Risk

Financial instruments that may subject the Company to credit risk include uninsured cash-in-bank balances. The Company places its cash with high quality financial institutions located in Southern California. From time to time, such balances exceed amounts insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to its cash balances. As of June 30, 2011, the Company’s uninsured cash was $233,231.

10.	SIGNIFICANT AGREEMENTS

Reverse Merger Letter of Intent

On December 29, 2010, the Company entered into, and on April 29, 2011 subsequently agreed to extend, a Letter of Intent with Aftermarket, a fully reporting, publicly traded company on the Over the Counter Bulletin Board, pursuant to which Aftermarket planned to acquire AllDigital in a reverse merger transaction. If the merger was consummated, the Company’s stockholders would hold a majority of the outstanding capital stock of Aftermarket following the closing. In connection with the proposed merger, Aftermarket, which would subsequently be renamed AllDigital, also conducted an offering to raise a minimum of $1,000,000 in aggregate proceeds, including those from the Notes (see Note 5). On July 29, 2011, the Company successfully completed the proposed merger and related offering (See Note 12).

ALLDIGITAL, INC.
NOTES TO FINANCIAL STATEMENTS (unaudited)
June 30, 2011

11. RELATED PARTIES

During the year 2010 and the period ended June 30, 2011, $475,000 in Notes were issued by the Company to two of the Company’s shareholders, who also serve as officers at the Company, an employee, and friends and family members of such shareholders (See Note 5).

12. SUBSEQUENT EVENTS

On July 28, 2011, the Company adopted a stock incentive plan pursuant to which the Company is authorized to grant options, stock grants, performance based awards and other incentive awards with respect to up to 4,500,000 shares of common stock pending the successful completion of the proposed reverse merger transaction with Aftermarket.

On July 29, 2011, the Company successfully completed the proposed merger with Aftermarket, which also included an offering to raise a minimum of $1,000,000 in aggregate proceeds, including those from the Notes (see Note 5). The offering transaction included the conversion of the $500,000 in Notes into the offering, and included the merged company also assuming all rights and obligations of AllDigital’s stock incentive plan. As of July 29, 2011, options to purchase 2,875,000 shares of the merged company’s common stock were granted.

Exhibit Index

Exhibit No.	Exhibit	Incorporated by Reference/Filed Herewith
1.1	Agreement and Plan of Merger dated July 29, 2011 Among AllDigital, Inc., AllDigital Acquisition Corp. and the Registrant	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on August 5, 2011, File No. 333-141676
3.1	Articles of Incorporation, as amended	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on August 26, 2011, File No. 333-141676
3.2	By-laws	Incorporated by reference from the Registration Statement on Form SB-2 filed the SEC on March 30, 2007, File No. 333-141676
4.1	Form of Common Stock Certificate	Incorporated by reference from the Registration Statement on Form SB-2 filed the SEC on March 30, 2007, File No. 333-141676
4.2	Form of Warrant	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on August 5, 2011, File No. 333-141676
10.1	2011 Stock Incentive Plan*	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on August 5, 2011, File No. 333-141676
10.2	Form of Stock Option Agreement*	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on August 5, 2011, File No. 333-141676
10.3	Master Lease Agreement with Technology Finance Corporation	Filed herewith
10.3.1	Lease Schedule to Master Lease Agreement with Technology Finance Corporation dated March 29, 2011	Filed herewith
10.3.2	Lease Schedule to Master Lease Agreement with Technology Finance Corporation dated April 8, 2011	Filed herewith

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10.4	Lease Agreement with Olen Commercial Realty Corp. dated August 25, 2009	Filed herewith
10.5	Executive Search Agreement with JC Wallin dated May 19, 2011	Filed herewith

* Indicates management contract or compensatory plan or arrangement.

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